SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

FORM S-1

POST-EFFECTIVE AMENDMENT NUMBER 40 TO

REGISTRATION STATEMENT NUMBER 2-68296

Ameriprise Cash Reserve Certificate

UNDER

THE SECURITIES ACT OF 1933

AMERIPRISE CERTIFICATE COMPANY

(Exact name of registrant as specified in charter)

DELAWARE	6725	41-6009975
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

70100 Ameriprise Financial Center, Minneapolis, MN 55474, (612) 671-3131

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Scott R. Plummer - 5228 Ameriprise Financial Center,

Minneapolis, MN 55474, (612) 671-1947

(Name, address, including zip code, and telephone number, including area code, of agent for service)

CONTENTS OF THIS POST-EFFECTIVE AMENDMENT NO. 40 TO

REGISTRATION STATEMENT NO. 2-68296

Cover Page

Prospectus

Part II Information

Signatures

Exhibits

Ameriprise Certificates Prospectus April 30, 2014
Ameriprise Cash Reserve Certificate Earn competitive rates with ready access to your cash reserves.

•    Purchase this certificate in any amount from $1,000 through $2 million or with monthly investments of at least $50.

•     Earn a fixed rate of interest declared every three months.

•     Keep your certificate for up to 20 years from its issue date.

•     No withdrawal charges.

Ameriprise Flexible Savings Certificate Earn rates guaranteed by Ameriprise Certificate Company for the term you choose.

•    Purchase this certificate in any amount from $1,000 through $2 million.

•    Select a term of three, six, seven, nine, 12, 13, 18, 24, 30 or 36 months.

•    Add up to 25% of original investment during the term.

•    Invest in successive terms up to a total of 20 years from the issue date of the certificate.

•    2% withdrawal charge applies for withdrawals in excess of 10% of principal*.

Ameriprise Stock Market Certificate Potential for stock market growth with safety of principal.

•    Purchase this certificate in any amount from $1,000 through $2 million.

•    Participate in any increase of the stock market based on the S&P 500 Index while protecting your principal, up to a maximum return.

•     Decide whether to choose a partial participation term in order to guarantee part of your return or whether to link all of your return to the market.

•     Keep your certificate for up to 14 successive terms.

•     2% withdrawal charge applies to principal withdrawn during a term*.

Ameriprise Market Strategy Certificate Potential for stock market growth with safety of principal.

•    Purchase this certificate in any amount from $1,000 through $2 million.

•    Allocate your money to a fixed-interest subaccount. You must make periodic investments from this subaccount to participation terms.

•     Participate through participation terms in any increase of the stock market based on the S&P 500 Index while protecting your principal, up to a maximum return.

•     Decide whether to choose a partial participation term in order to guarantee part of your return or whether to link all of your return to the market.

•    Keep your certificate for up to 20 years from its issue date.

•    2% withdrawal charge applies to principal withdrawn during a term*.

Ameriprise Installment Certificate Establish a disciplined approach to saving

•    Purchase this certificate with monthly investments in any amount from $50 through $5,000.

•    Earn a fixed rate of interest declared every three months.

•    Keep your certificate for up to 10 years from its issue date.

•    2% withdrawal charge applies to principal withdrawn during the first three years*.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Ameriprise Certificate Company is not a bank, and the securities it offers are not deposits or obligations of, or backed or guaranteed or endorsed by, any bank or financial institution, nor are they insured by the Federal Deposit Insurance Corporation (FDIC), the Federal Reserve Board or any other agency.

Ameriprise Certificates are backed by the assets of Ameriprise Certificate Company. For Ameriprise Market Strategy Certificate and Ameriprise Stock Market Certificate, to the extent your product interest is linked to the S&P 500 Index, you might earn no interest. See “Risk Factors.”

The distributor is not required to sell any specific amount of certificates.

Issuer: Ameriprise Certificate Company, 70100 Ameriprise Financial Center, Minneapolis, MN 55474, (800) 862-7919 (toll free)

Distributor: Ameriprise Financial Services, Inc.

*	Certain waivers apply. See product specific pages.

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Initial Interest Rates for Ameriprise Cash Reserve Certificate

Ameriprise Certificate Company (ACC) guarantees a fixed interest rate for each three-month term during the life of the certificate. For your initial term, ACC guarantees that when the rate for new purchases takes effect, the rate will be within a specified range of the Non-Jumbo Deposits National Rates as published by the FDIC. See “About the Certificate” for more explanation.

Here are the interest rates in effect on April 30, 2014:

Investment amount	Interest rate*	Effective annualized yield**
$50 to $9,999.99	0.25%	0.25%
$10,000 $24,999	0.30%	0.30%
$25,000 or more	0.40%	0.40%

*	Rates may depend on factors described in “Rates for New Purchases” under “About the Certificate.”

**	Assuming monthly compounding.

These rates may or may not have changed when you apply to purchase your certificate. Rates for future terms are set at the discretion of ACC and may also differ from the rates shown here. See “Rates for New Purchases” under “About the Certificate” for further information or go to ameriprise.com/cashrates for current rates.

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Initial Interest Rates for Ameriprise Flexible Savings Certificate

Ameriprise Certificate Company (ACC) guarantees a fixed rate of interest for each term. For your initial term, the rate will be within a specified range of the Non-Jumbo Deposits National Rates as published by the FDIC. See “About the Certificate” for more explanation.

Here are the interest rates in effect on April 30, 2014:

Term	Interest rate*	Effective annualized yield**
3 month	0.45%	0.45%
6 month	0.50%	0.50%
7 month	0.60%	0.60%
9 month	0.65%	0.65%
12 month	0.75%	0.75%
13 month	1.05%	1.05%
18 month	1.15%	1.15%
24 month	1.25%	1.25%
30 month	1.35%	1.35%
36 month	1.40%	1.40%

*	These are the rates for investments under $100,000 except for the 13-month term, which may require a minimum investment of $1 million. The 7-month term may require a minimum investment of $10,000. Rates may depend on the factors described in “Rates for New Purchases” and “Promotions and Pricing Flexibility” under “About the Certificate.”

**	Assuming monthly compounding.

These rates may or may not have changed when you apply to purchase your certificate. Rates for future terms are set at the discretion of ACC and may also differ from the rates shown here. See “Rates for New Purchases” under “About the Certificate” for more explanation or go to ameriprise.com/cashrates for current rates.

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Initial Interest and Participation Rates for Ameriprise Stock Market Certificate

ACC guarantees your principal. The interest on your certificate is linked to stock market performance as measured by the S&P 500 Index. See “About the Certificate” for more explanation.

Here are the interest rates and market participation percentages in effect for sales on April 30, 2014:

Maximum return	Market participation percentage		Minimum interest
1.5%	100%	(full)	None
1.5%	25%	(partial)	0.20%

These rates may or may not have changed when you apply to purchase your certificate. For your first term, your maximum return will be within the range of 1.0% to 2.0%, and your minimum guaranteed interest rate on partial participation will be within the range of 0% to 1.00%. Rates for later terms are set at the discretion of ACC and may differ from the rates shown here. For current rates go to ameriprise.com/cashrates.

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Initial Interest and Participation Rates for Ameriprise Market Strategy Certificate

ACC guarantees your principal. The interest on your certificate may be fixed or may be linked to stock market performance as measured by the S&P 500 Index. See “About the Certificate” for more explanation.

Here are the interest rates and market participation percentages in effect for sales on April 30, 2014:

Fixed interest: Currently 0.05%

Participation terms:

Maximum return	Market participation percentage		Minimum interest
1.5%	100%	(full)	None
1.5%	25%	(partial)	0.20%

These rates may or may not have changed when you apply to purchase your certificate. If you choose fixed interest, ACC guarantees that when the rate for new purchases takes effect, the rate will be within a specified range of the Non-Jumbo Deposits National Rate as published by the FDIC for 6-month CDs. See “About the Certificate” for more explanation. For your first term, your maximum return will be within the range of 1.00% to 2.00%, and your minimum guaranteed interest rate on partial participation will be within the range of 0% to 1.00%. Rates for future terms are set at the discretion of ACC and may differ from the rates shown here. For current rates go to ameriprise.com/cashrates.

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Initial Interest Rates for Ameriprise Installment Certificate

ACC offers a fixed rate of interest for each three-month period during the life of your certificate. The rate for your first three months will be a fixed rate of 0.55%. The effective annualized yield assuming monthly compounding is 0.55%. This rate is set at the discretion of ACC and is effective until further notice. Rates for subsequent three-month terms are set at the discretion of ACC and may differ from the rates shown here. See “About the Certificate” for more explanation.

The fixed interest rate of 0.55% may or may not have changed when you apply to purchase your certificate. Rates for later three-month terms are set at the discretion of ACC and may also differ from the rates shown here. See “Rates for New Purchases” under “About the Certificate” for further information or go to ameriprise.com/cashrates for current rates.

Risk Factors

You should consider the following when investing in Ameriprise Certificates:

These certificates are backed solely by the assets of ACC. Although ACC’s qualified assets on deposit currently exceed the required deposit amounts by more than the amount required by applicable regulations, if there are losses on ACC’s assets, ACC may not have sufficient resources to meet its obligations, including making interest and/or principal payments on your certificates.

Most of our assets are debt securities and are subject to the following risks:

Interest rate risk: Interest rate risk is the risk of losses attributable to changes in interest rates. When interest rates rise, bond prices generally fall. In general, the longer the maturity or duration of a bond, the greater its sensitivity to changes in interest rates. Interest rate changes also may increase prepayments of debt obligations. See “How Your Money Is Used and Protected.”

Credit risk: This is the risk that the issuer of a security, or the counterparty to a contract, will default or otherwise become unable to honor a financial obligation (such as payments due on a bond or note). Credit ratings of the issuers of securities in our portfolio vary. See “How Your Money Is Used and Protected.”

Market risk. The market value of securities may fall or fail to rise. Market risk may affect a single issuer, sector of the economy, industry, or the market as a whole. The market value of securities may fluctuate, sometimes rapidly and unpredictably.

To the extent you link your interest to the S&P 500 Index when you invest in Ameriprise Market Strategy Certificate and Ameriprise Stock Market Certificate, you might earn no interest. If you choose to link all of your returns on these certificates to the S&P 500 Index, you earn interest only if the value of the S&P 500 Index is higher on the last day of your term than it was on the first day of your term. See “Interest” under “About the Certificate.”

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Ameriprise Certificate Company and Ameriprise Financial, Inc.

Ameriprise Financial, Inc. (Ameriprise Financial) is the parent company of the Ameriprise Certificate Company, the issuer of Ameriprise Certificates.

Ameriprise Financial and its subsidiaries provide a variety of services to Ameriprise Certificate Company:

Company Name	Services
Columbia Management Investment Advisers, LLC	Investment Management Services
Ameriprise Financial, Inc. (Ameriprise Financial)	Administrative Services
Ameriprise Financial Services, Inc. (Ameriprise Financial Services)	Distribution Services
Columbia Management Investment Services Corp.	Transfer Agent Services
Ameriprise Trust Company	Custodian Services

In this prospectus, “we,” “us,” “our,” and “ours” refer to ACC, Columbia Management Investment Advisers, LLC, Columbia Management Investment Services Corp. or Ameriprise Financial Services and “you,” “your,” and “yours” refer to the owner of the Certificate.

READ AND KEEP THIS PROSPECTUS

This prospectus section describes terms and conditions of your Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to vary the terms and conditions of the Certificate from those described in the prospectus, or to bind ACC by any statement not in it.

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Initial Interest Rates for Ameriprise Cash Reserve Certificate	2p

Initial Interest Rates for Ameriprise Flexible Savings Certificate	3p

Initial Interest and Participation Rates for Ameriprise Stock Market Certificate	4p

Initial Interest and Participation Rates for Ameriprise Market Strategy Certificate	5p

Initial Interest Rates for Ameriprise Installment Certificate	6p

Risk Factors	6p

Ameriprise Certificate Company and Ameriprise Financial, Inc.	7p

Ameriprise Cash Reserve Certificate	11p
About the Certificate	11p
Investment Amounts and Terms	11p
Face Amount and Principal	11p
Value at Maturity	11p
Receiving Cash During the Term	12p
Interest	12p
Rates for New Purchases	12p
Promotions and Pricing Flexibility	13p
How to Invest and Withdraw Funds	14p
Buying Your Certificate	14p
Additional Investments	15p
Full and Partial Withdrawals	16p
Certificate Rate Changes	17p
Ameriprise Flexible Savings Certificate	18p
About the Certificate	18p
Investment Amounts and Terms	18p
Face Amount and Principal	18p
Value at Maturity	19p
Receiving Cash During the Term	19p
Interest	19p
Rates for New Purchases	20p
Promotions and Pricing Flexibility	23p
How to Invest and Withdraw Funds	24p
Buying Your Certificate	24p
Additional Investments	24p
Full and Partial Withdrawals	25p
When Your Certificate Term Ends	28p
Ameriprise Stock Market Certificate	29p
About the Certificate	29p
Investment Amounts	29p
Face Amount and Principal	29p

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Certificate Term	29p
Value at Maturity	30p
Receiving Cash During the Term	30p
Interest	30p
Promotions and Pricing Flexibility	32p
Historical Data on the S&P 500 Index	33p
Calculation of Return	35p
About the S&P 500 Index	36p
Opportunities at the End of a Term	38p
How to Invest and Withdraw Funds	38p
Buying Your Certificate	38p
Full and Partial Withdrawals	39p
Ameriprise Market Strategy Certificate	42p
About the Certificate	42p
Investment Amounts	42p
Face Amount and Principal	43p
Participation Term	43p
Value at Maturity	43p
Receiving Cash During the Term	43p
Interest	43p
Promotions and Pricing Flexibility	49p
Historical Data on the S&P 500 Index	49p
Calculation of Return	51p
About the S&P 500 Index	53p
Opportunities at the End of a Participation Term	54p
How to Invest and Withdraw Funds	55p
Buying Your Certificate	55p
Full and Partial Withdrawals	56p
Ameriprise Installment Certificate	58p
About the Certificate	58p
Investment Amounts	58p
Face Amount and Principal	58p
Value at Maturity	58p
Receiving Cash During the Term	58p
Interest	58p
Rates for New Purchases	59p
Promotions and Pricing Flexibility	59p
How to Invest and Withdraw Funds	60p
Buying Your Certificate	60p
Full and Partial Withdrawals	61p
General Information	63p
Buying, Selling and Transferring Certificates	63p
How to Make Investments	63p
Transfers to Other Accounts	64p
How to Request a Withdrawal or Transfer	64p

AMERIPRISE CERTIFICATES — PROSPECTUS — 2014	9p

How to Receive Payment When You Withdraw Funds	65p
Retirement Plans: Special Policies	66p
Withdrawal at Death for Ameriprise Flexible Savings Certificate, Ameriprise Installment Certificate, Ameriprise Stock Market Certificate and Ameriprise Market Strategy Certificate	67p
Transfer of Ownership	67p
For More Information	67p
Taxes on Earnings and Withdrawals	67p
Retirement Accounts	70p
Your TIN and Backup Withholding	70p
How Your Money Is Used and Protected	71p
Invested and Guaranteed by ACC	71p
Regulated by Government	71p
Backed by Our Investments	72p
Investment Policies	72p
General Information on ACC and How It Operates	75p
Relationship Between ACC and Ameriprise Financial, Inc	75p
Capital Structure	76p
Service Providers	76p
Investment Management and Services	76p
Distribution	78p
Transfer Agent	79p
Custodian	79p
Directors and Officers	79p
Independent Registered Public Accounting Firm	86p
Additional Information	86p

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Ameriprise Cash Reserve Certificate

About the Certificate

INVESTMENT AMOUNTS AND TERMS

You may purchase the Ameriprise Cash Reserve Certificate in any amount from $1,000 or monthly investments of at least $50 in U.S. currency by using a systematic investment arrangement. Your total investments, less withdrawals, over the life of the certificate may not exceed $2 million unless you receive prior approval from ACC. ACC guarantees your principal and interest.

The certificate may be used as an investment for your Individual Retirement Account (IRA). A minimum investment of $50 per month is required for these types of accounts. We may waive the minimum investment amount requirement for certain IRAs. If so used, the amount of your contribution (investment) will be subject to any limitations of the plan and applicable federal law.

You cannot purchase this certificate in a Coverdell Education Savings Account.

FACE AMOUNT AND PRINCIPAL

The face amount of the certificate is the amount of your initial investment, and will remain the same over the life of the certificate.

The principal is the amount that is reinvested at the beginning of each subsequent three-month term (the term), and is calculated as follows:

Principal equals	Face amount (initial investment)
plus	At the end of a term, interest credited to your account during the term
minus	Any interest paid to you in cash
plus	Any additional investments
minus	Any withdrawals

For example, assume your initial investment (face amount) of $5,000 has earned $75 of interest during the term. You have not taken any interest as cash, or made any withdrawals. You have invested an additional $2,500 at the beginning of the next term. Your principal for the next term will equal:

	$5,000	Face amount (initial investment)
plus	75	Interest credited to your account
minus	(0)	Interest paid to you in cash
plus	2,500	Additional investment
minus	(0)	Withdrawals
	$7,575	Principal at the beginning of the next term

VALUE AT MATURITY

Your certificate matures 20 years from its issue date. At maturity, you will receive a distribution for the value of your certificate. This will be the total of your purchase price, plus additional investments and any credited interest not paid to

AMERIPRISE CERTIFICATES — PROSPECTUS — 2014	11p

you in cash, less any withdrawals, penalties and fees. Bank authorizations will automatically be stopped at maturity or full withdrawal.

RECEIVING CASH DURING THE TERM

If you need your money before your certificate term ends, you may withdraw part or all of its value penalty free at any time. Procedures for withdrawing money are described in “How to Invest and Withdraw Funds.”

INTEREST

Your investments earn interest from the date they are credited to your account. Interest is compounded and credited at the end of each certificate month on the monthly anniversary of the issue date. If you withdraw money during a certificate month, you will earn interest for the month on the amount withdrawn.

ACC declares and guarantees a fixed rate of interest for each three-month period during the life of your certificate. We calculate the amount of interest you earn each certificate month by:

•	applying the interest rate then in effect to your balance each day, and

•	adding these daily amounts to get a monthly total.

Interest is calculated on a 30-day month and 360-day year basis.

RATES FOR NEW PURCHASES

ACC has complete discretion to determine whether to accept an application, sell a certificate, or accept additional payments into a certificate. When your completed application is accepted, and we have received your initial investment, we will send you a confirmation showing the rate that your investment will earn for the first term. ACC guarantees that when rates for new purchases take effect, the rates will be within a specified range of the Non-Jumbo Deposits National Rates as published by the FDIC.

Investment Amount	Rate For New Purchases
Less than $10,000	Within a range from 35 basis points (0.35%) below to 65 basis points (0.65%) above the rate published for the Non-Jumbo Deposits National Rate published for 3-month CDs
From $10,000 to $24,999.99	Within a range from 30 basis points (0.30%) below to 70 basis points (0.70%) above the rate published for the Non-Jumbo Deposits National Rate published for 3-month CDs
$25,000 and above	Within a range from 20 basis points (0.20%) below to 70 basis points (0.70%) above the rate published for the Non-Jumbo Deposits National Rate published for 3-month CDs

For example, if the average rate most recently published for the Non-Jumbo Deposits National Rate published for 3-month CDs is 0.13%, our rate in effect for the following week for amounts of $10,000 to $24,999 would be between 0.08% and 1.08%.

The Non-Jumbo Deposits National Rate is a simple average of rates paid by U.S. depository institutions as calculated by the FDIC. Ameriprise Cash Reserve Certificates are not FDIC insured. Each Monday we will use the Non-Jumbo Deposits National Rates published by the FDIC for establishing the rates starting Wednesday of the following week.

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Information on current Non-Jumbo Deposits National Rates can be obtained on the internet at fdic.gov/regulations/resources/rates/index.html.

Rates for new purchases are reviewed and may change weekly. The rate you receive will be the higher of:

•	the rate in effect on the date your completed application is accepted by ACC and funds are received; or

•	the rate in effect seven days prior to that date.

PROMOTIONS AND PRICING FLEXIBILITY

ACC may sponsor or participate in promotions involving the certificate and its respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who purchase or use other products or services offered by Ameriprise Financial or its affiliates. Rates also may vary depending on the amount invested, geographic location and whether the certificate is purchased for an IRA or qualified retirement plan account.

These promotions will generally be for a specified period of time. If we offer a promotion, the rates will be set as follows:

Investment Amount	Promotion Rate
Less than $10,000	Within a range from 10 basis points (0.10%) below to 90 basis points (0.90%) above the rate published for the Non-Jumbo Deposits National Rate published for 3-month CDs
From $10,000 to $24,999.99	Within a range from 5 basis points (0.05%) below to 95 basis points (0.95%) above the rate published for the Non-Jumbo Deposits National Rate published for 3-month CDs
$25,000 and above	Within a range from 5 basis points (0.05%) above to 105 basis points (1.05%) above the rate published for the Non-Jumbo Deposits National Rate published for 3-month CDs

Rates for future terms: Interest on your certificate for future three-month terms may be greater or less than the rates you receive during the first three months. In setting future rates, a primary consideration will be the prevailing investment climate, including the Non-Jumbo Deposits National Rates. Nevertheless, we have complete discretion as to what interest is declared beyond the initial three-month term. If the Non-Jumbo Deposits National Rates are no longer publicly available or feasible to use, ACC may use another similar source as a guide for setting rates. For current rates, visit ameriprise.com/cashrates, consult your financial advisor or call us at the phone number listed inside the back cover.

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Performance: The following bar chart illustrates Ameriprise Cash Reserve Certificates three month yields for the period from February 2004 through February 2014*, the U.S. 90 day Treasury Bill rates also for the period from February 2004 through February 2014** and the rates for 3-month CDs published by the FDIC for Non-Jumbo Deposits from May 2009 to February 2014.***

This graph compares past yields and should not be considered a prediction of future performance.

*	Ameriprise Cash Reserve Certificates were not publicly offered between October 1, 2007 and April 24, 2012.

**	From April 25, 2001 through April 22, 2008, Ameriprise Cash Reserve Certificate yields were compared to the U.S. 90 day Treasury Bill rate.

***	Prior to May 2009, the FDIC did not publish Non-Jumbo Deposits National Rates.

How to Invest and Withdraw Funds

BUYING YOUR CERTIFICATE

Your financial advisor will help you fill out and submit an application to open an account with us and purchase a certificate. If you purchase your certificate other than through a financial advisor of Ameriprise Financial Services— for example, through a direct marketing channel — you may be given different purchase instructions. We will process the application at our corporate offices in Minneapolis, Minnesota. When we have accepted your application and received your initial investment, we will send you a confirmation of your purchase, indicating your account number and applicable rate of interest for your first term, as described under “Rates for New Purchases.” See “Purchase policies” below.

You cannot purchase this certificate in a Coverdell Education Savings Account.

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Important: When you open an account, you must provide ACC with your correct Taxpayer Identification Number (TIN), which is either your Social Security or Employer Identification number. See “Taxes on Earnings and Withdrawals.”

ADDITIONAL INVESTMENTS

You may make additional investments at any time. Additional investments can be in any amount starting from $50, but your total investment, less withdrawals, may not exceed $2 million, unless you receive prior approval from ACC to invest more. You will earn interest on additional investments from the date we accept them. ACC will send a confirmation of additional investments.

If you add to a certificate purchased other than through a financial advisor of Ameriprise Financial Services, you may be given different instructions regarding additional investments.

If you make no investments for a period of at least 12 consecutive months and your principal is less than $1,000, we may send you a notice of our intent to cancel the certificate. After the notice, if an investment is not made within 60 days, your certificate may be canceled and we may send you a check for its full value.

Purchase policies

•

Investments must be received and accepted in the Minneapolis headquarters on a business day before 3 p.m. Central time to be included in your account that day. Otherwise your purchase will be processed the next business day. We reserve the right to change this cut-off time in the future.

•

You have 15 days from the date of purchase to cancel your investment without penalty by either writing or calling us at the address or phone number on the back of this prospectus. If you decide to cancel your certificate within this 15-day period, you will not earn any interest.

•

If you purchase a certificate with a personal check or other non-guaranteed funds, we will wait one business day for the process of converting your check to federal funds (e.g., monies of member banks with the Federal Reserve Bank) before your purchase will be accepted and you begin earning interest. For information on how to avoid this delay, for example by using a certified check, please call us at the telephone numbers listed on the back cover.

•	ACC has complete discretion to determine whether to accept an application and sell a certificate.

•

You must maintain a balance of at least $1,000 in your Ameriprise Cash Reserve Certificate account unless you are using an authorized systematic pay-in or payout arrangement. If you use a scheduled pay-in arrangement, your minimum balance requirement is $50.

•

If your additional investment increases the principal of your certificate so that your certificate’s principal has exceeded a breakpoint for a higher interest rate, the certificate will earn this higher interest rate from the date the additional investment is accepted.

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A number of special policies apply to purchases, withdrawals and exchanges within IRAs, 401(k) plans and other qualified retirement plans. See “Retirement Plans: Special Policies.”

For additional information on Buying, Selling and Transferring Certificates see page 63.

FULL AND PARTIAL WITHDRAWALS

You may withdraw your certificate for its full value or make a partial withdrawal of $100 or more at any time. Only one withdrawal is permitted per day. We reserve the right to change the minimum withdrawal amount in the future. If you purchase this certificate for an IRA, early withdrawals or cash payments of interest taken prematurely may be subject to IRS tax and penalty.

•	Complete withdrawal of your certificate is made by giving us proper instructions. To complete these transactions, see “How to Request a Withdrawal or Transfer.”

•	If you take a withdrawal during the month, you will earn interest on the amount withdrawn up to the date of withdrawal.

•

Interest payments in cash may be sent to you at the end of each certificate month, quarter, or on a semiannual or annual basis, if a $1,000 balance is maintained and as long as the interest amount is at least $5.

•	If a withdrawal reduces your account value to a point where we pay a lower interest rate, you will earn the lower rate from the date of the withdrawal.

•	Scheduled partial withdrawals may be sent to you monthly, quarterly, semiannually or annually. The minimum scheduled withdrawal amount is $50.

•

You may not make a withdrawal from your certificate if that withdrawal causes your balance to fall below $1,000 unless you are using an authorized systematic investment arrangement or taking systematic payments from your certificate. In these instances, the remaining balance will earn the lower interest rate in effect for balances of less than $1,000.

•	In certain circumstances, at your request, ACC may allow you to receive the proceeds of your redemption “in-kind”, meaning that you receive securities instead of cash.

Other full and partial withdrawal policies

•

If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before ACC mails a check to you.

•	If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

•	Any payments to you may be delayed under applicable rules, regulations or orders of the Securities and Exchange Commission (SEC).

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CERTIFICATE RATE CHANGES

You can obtain interest rate information at ameriprise.com/cashrates or check your account information online at ameriprise.com for the rate that currently applies. Unless you tell us otherwise, your certificate will automatically continue for another term. The interest rate that will apply to your new term will be the rate in effect on the day the new term begins. This rate of interest will not change during that term unless your certificate’s principal falls below a break point for a lower interest rate or goes above a break point for a higher interest rate.

Your certificate rate may change every three months.

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Ameriprise Flexible Savings Certificate

About the Certificate

INVESTMENT AMOUNTS AND TERMS

You may purchase the Ameriprise Flexible Savings Certificate in any amount from $1,000, payable in U.S. currency. The seven-month term may require a minimum investment of $10,000 and the 13-month term may require a minimum investment of $1 million. If we offer a promotion, we may require a higher initial amount. Unless you receive prior approval from ACC, your total amount paid in over the life of the certificate, less withdrawals, cannot exceed $2 million.

After determining the amount you wish to invest, you select a term of three, six, seven, nine, 12, 13, 18, 24, 30 or 36 months for which ACC will guarantee an interest rate. ACC guarantees your principal and interest. Generally, you will be able to select any of the terms offered. But if your certificate is nearing its 20-year maturity, you will not be allowed to select a term that would carry the certificate past its maturity date.

The certificate may be used as an investment for your Individual Retirement Account (IRA), 401(k) plan account or other qualified retirement plan account. If so used, the amount of your contribution (investment) will be subject to any limitations of the plan and applicable federal law. You cannot purchase this certificate in a Coverdell Education Savings Account.

FACE AMOUNT AND PRINCIPAL

The face amount of the certificate is the amount of your initial investment, and will remain the same over the life of the certificate. Any investment or withdrawal within 15 days after the end of a term will be added on or deducted to determine principal for the new term. A withdrawal at any other time is taken first from interest credited to your investment during that term. The principal is the amount that is reinvested at the beginning of each subsequent term, and is calculated as follows:

Principal equals	Face amount (initial investment)
plus	At the end of a term, interest credited to your account during the term
minus	Any interest paid to you in cash
plus	Any additional investments
minus	Any withdrawals, fees and applicable penalties

Principal may change during a term as described in “Add-on feature” under “Additional Investments,” and “Full and Partial Withdrawals.”

For example, assume your initial investment (face amount) of $5,000 has earned $75 of interest during the term. You have not taken any interest as cash, or made

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any withdrawals. You have invested an additional $2,500 at the beginning of the next term. Your principal for the next term will equal:

	$5,000	Face amount (initial investment)
plus	75	Interest credited to your account
minus	(0)	Interest paid to you in cash
plus	2,500	Additional investment
minus	(0)	Withdrawals and applicable penalties or fees
	$7,575	Principal at the beginning of the next term

VALUE AT MATURITY

You may continue to invest for successive terms up to a total of 20 years. Your certificate matures at 20 years from its issue date. At maturity, you will receive a distribution for the value of your certificate. This will be the total of your purchase price, plus additional investments and any credited interest not paid to you in cash, less any withdrawals and penalties.

RECEIVING CASH DURING THE TERM

If you need your money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply. Procedures for withdrawing money, as well as conditions under which penalties apply, are described in “How to Invest and Withdraw Funds.”

INTEREST

Your investments earn interest from the date they are credited to your account. Interest is compounded and credited at the end of each certificate month on the monthly anniversary of the issue date.

ACC declares and guarantees a fixed rate of interest for each term during the life of your certificate. We calculate the amount of interest you earn each certificate month by:

•	applying the interest rate then in effect to your balance each day,

•	adding these daily amounts to get a monthly total, and

•	subtracting interest accrued on any amount you withdraw during the certificate month.

Interest is calculated on a 30-day month and 360-day year basis.

If you withdraw during a certificate month, you will not earn interest for the month on the amount withdrawn.

This certificate may be available through other distributors or selling agents with different interest rates or related features and consequently with different returns. You may obtain information about other such distributors or selling agents by calling us at the telephone number listed inside the back cover.

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RATES FOR NEW PURCHASES

ACC has complete discretion to determine whether to accept an application, sell a certificate, or accept additional payments into a certificate. When your completed application is accepted and we have received your initial investment, we will send you a confirmation of your purchase showing the rate that your investment will earn. ACC guarantees that when rates for new purchases take effect, the rates will be within a specified range of the Non-Jumbo Deposits National Rates as published by the FDIC.

For purchases of certificates for less than $100,000, ACC guarantees that your rate for your initial term will be:

3 months	Within a range from 20 basis points (0.20%) below to 80 basis points (0.80%) above the Non-Jumbo Deposits National Rate published for 3-month CDs.
6 months	Within a range from 5 basis points (0.05%) below to 95 basis points (0.95%) above the Non-Jumbo Deposits National Rate published for 6-month CDs.
9 months	Within a range from 5 basis points (0.05%) above to 105 basis points (1.05%) above the Non-Jumbo Deposits National Rate published for 6-month CDs.
12 months	Within a range from 10 basis points (0.10%) above to 110 basis points (1.10%) above the Non-Jumbo Deposits National Rate published for 12-month CDs.
18 months	Within a range from 25 basis points (0.25%) above to 125 basis points (1.25%) above the Non-Jumbo Deposits National Rate published for 12-month CDs.
24 months	Within a range from 15 basis points (0.15%) above to 115 basis points (1.15%) above the Non-Jumbo Deposits National Rate published for 24-month CDs.
30 months	Within a range from 30 basis points (0.30%) above to 130 basis points (1.30%) above the Non-Jumbo Deposits National Rate published for 24-month CDs.
36 months	Within a range from 25 basis points (0.25%) above to 125 basis points (1.25%) above the Non-Jumbo Deposits National Rate published for 36-month CDs.

For purchases of certificates for $100,000 or more, ACC guarantees that your rate for your initial term will be:

3 months	Within a range from 10 basis points (0.10%) below to 90 basis points (0.90%) above the Non-Jumbo Deposits National Rate published for 3-month CDs.
6 months	Within a range from 5 basis points (0.05%) above to 105 basis points (1.05%) above the Non-Jumbo Deposits National Rate published for 6-month CDs.
9 months	Within a range from 15 basis points (0.15%) above to 115 basis points (1.15%) above the Non-Jumbo Deposits National Rate published for 6-month CDs.
12 months	Within a range from 15 basis points (0.15%) above to 115 basis points (1.15%) above the Non-Jumbo Deposits National Rate published for 12-month CDs.
18 months	Within a range from 30 basis points (0.30%) above to 130 basis points (1.30%) above the Non-Jumbo Deposits National Rate published for 12-month CDs.
24 months	Within a range from 20 basis points (0.20%) above to 120 basis points (1.20%) above the Non-Jumbo Deposits National Rate published for 24-month CDs.
30 months	Within a range from 35 basis points (0.35%) above to 135 basis points (1.35%) above the Non-Jumbo Deposits National Rate published for 24-month CDs.
36 months	Within a range from 30 basis points (0.30%) above to 130 basis points (1.30%) above the Non-Jumbo Deposits National Rate published for 36-month CDs.

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Please Note:

•	In the case of the 9-month term, because the FDIC does not typically publish a 9-month Non-Jumbo Deposits National Rate, ACC uses a range based on the 6-month Non-Jumbo Deposits National Rate.

•

In the case of the 18-month term, because the FDIC does not typically publish an 18-month Non-Jumbo Deposits National Rate, ACC uses a range based on the 12-month Non-Jumbo Deposits National Rate. Similarly in the case of the 30-month term, because the FDIC does not typically publish a 30-month Non-Jumbo Deposits National Rate, ACC uses a range based on the 24-month Non-Jumbo Deposits National Rate.

For your initial term, ACC may offer certificates with different terms from those described above. For purchases of certificates for less than $100,000, ACC guarantees that your rate for your initial term will be:

7 months*	Within a range from 5 basis points (0.05%) above to 105 basis points (1.05%) above the Non-Jumbo Deposits National Rate published for 6-month CDs.
11 months	Within a range from 35 basis points (0.35%) above to 135 basis points (1.35%) above the Non-Jumbo Deposits National Rate published for 12-month CDs.
19 months	Within a range from 50 basis points (0.50%) above to 150 basis points (1.50%) above the Non-Jumbo Deposits National Rate published for 12-month CDs.
25 months	Within a range from 40 basis points (0.40%) above to 140 basis points (1.40%) above the Non-Jumbo Deposits National Rate published for 24-month CDs.
31 months	Within a range from 55 basis points (0.55%) above to 155 basis points (1.55%) above the Non-Jumbo Deposits National Rate published for 24-month CDs.
37 months	Within a range from 50 basis points (0.50%) above to 150 basis points (1.50%) above the Non-Jumbo Deposits National Rate published for 36-month CDs.

*	See section entitled “Investment Amounts and Terms” about minimum investment requirements.

For your initial term, ACC may offer certificates with different terms from those described above. For purchases of certificates for $100,000 or more, ACC guarantees that your rate for your initial term will be:

7 months*	Within a range from 5 basis points (0.05%) above to 105 basis points (1.05%) above the Non-Jumbo Deposits National Rate published for 6-month CDs.
11 months	Within a range from 40 basis points (0.40%) above to 140 basis points (1.40%) above the Non-Jumbo Deposits National Rate published for 12-month CDs.
13 months*	Within a range from 40 basis points (0.40%) above to 140 basis points (1.40%) above the Non-Jumbo Deposits National Rate published for 12-month CDs.
19 months	Within a range from 55 basis points (0.55%) above to 155 basis points (1.55%) above the Non-Jumbo Deposits National Rate published for 12-month CDs.
25 months	Within a range from 45 basis points (0.45%) above to 145 basis points (1.45%) above the Non-Jumbo Deposits National Rate published for 24-month CDs.
31 months	Within a range from 60 basis points (0.60%) above to 160 basis points (1.60%) above the Non-Jumbo Deposits National Rate published for 24-month CDs.
37 months	Within a range from 55 basis points (0.55%) above to 155 basis points (1.55%) above the Non-Jumbo Deposits National Rate published for 36-month CDs.

*	See section entitled “Investment Amounts and Terms” about minimum investment requirements.

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Purchase of a certificate in one of these special offers may result in a later term of less than six months in order to assure that your certificate matures 20 years from its issue date. ACC may limit the offering of these certificates to persons who have received a coupon as a promotion, based on a business strategy to build relationships with new clients in related market segments or persons who we believe meet threshold requirements for such factors as household income and home values or persons who fit this strategy and live in particular areas of the country or are affiliated with particular organizations. ACC may also offer different rates or terms to new clients, existing clients, or to individuals who have purchased other products or used other services of Ameriprise Financial or its subsidiaries, and may offer some terms only in selected distribution channels. We also may offer different rates based on your amount invested, your geographic location and whether the certificate is purchased for an IRA or for a qualified retirement account.

The Non-Jumbo Deposits National Rate is a simple average of rates paid by U.S. depository institutions as calculated by the FDIC. Ameriprise Flexible Savings Certificates are not FDIC insured. Each Monday we will use the Non-Jumbo Deposits National Rates published by the FDIC for establishing the rates starting Wednesday of the following week.

Information on current Non-Jumbo Deposits National Rates can be obtained on the internet at fdic.gov/regulations/resources/rates/index.html.

Rates for new purchases are reviewed and may change weekly. The rate you receive will be the higher of:

•	the rate in effect on the date your completed application is accepted by us and funds are received; or

•	the rate in effect seven days before that date.

Rates for future terms: Interest on your certificate for future terms may be greater or less than the rates you receive during your first term. In setting future interest rates, a primary consideration will be the prevailing investment climate, including the Non-Jumbo Deposits National Rates. Nevertheless, we have complete discretion as to what interest rate is declared beyond the initial term. At least six days in advance of each term, we will send you notice of the rate that your certificate will earn for that term. If the Non-Jumbo Deposits National Rates are no longer publicly available or feasible to use, ACC may use another similar index as a guide for setting rates.

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Performance: The following chart illustrates Ameriprise Flexible Savings Certificate one year yields for the period from February 2004 through February 2014, one year yields published for CMTs, (“Constant Maturity Treasury” rates)* by the U.S. Department of the Treasury, also for the period from February 2004 through February 2014, and the rates for 12 month CDs published by the FDIC for Non-Jumbo Deposits from May 2009 to February 2014.**

The graph compares past yields and should not be considered a prediction of future performance.

*	From Dec. 3, 2008 through April 27, 2010, the rates for Ameriprise Flexible Savings Certificates were guaranteed to be within a specified range of CMTs.
**	Prior to May 2009, the FDIC did not publish Non-Jumbo Deposits National Rates.

PROMOTIONS AND PRICING FLEXIBILITY

ACC may sponsor or participate in promotions involving the certificate and its respective terms. For example, we may offer different rates to new clients, to existing clients, to Ameriprise Achiever Circle and Achiever Circle Elite clients, or to individuals who have purchased other products or used other services of Ameriprise Financial or its affiliates. Different rates may be offered to Ameriprise Achiever Circle and Achiever Circle Elite clients and may be restricted to initial terms only.

We also may offer different rates based on the amount invested and/or geographic location and whether the certificate is purchased for an IRA or a qualified retirement account.

These promotions will generally be for a specified period of time. If we offer a promotion, the rates for new purchases will be within the range of rates described under “Rates for New Purchases.”

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How to Invest and Withdraw Funds

BUYING YOUR CERTIFICATE

Your financial advisor will help you fill out and submit an application to open an account with us and purchase a certificate. If you purchase your certificate other than through a financial advisor of Ameriprise Financial Services — for example, through a direct marketing channel — you may be given different purchase instructions. We will process the application at our corporate offices in Minneapolis, Minnesota. When we have accepted your application and received your initial investment, we will send you a confirmation of your purchase, indicating your account number and applicable rate of interest for your first term, as described under “Rates for New Purchases.” See “Purchase policies” below.

Important: When you open an account, you must provide ACC with your correct Taxpayer Identification Number (TIN), which is either your Social Security or Employer Identification number. See “Taxes on Earnings and Withdrawals.”

Purchase policies

•

Investments must be received and accepted in the Minneapolis headquarters on a business day before 3 p.m. Central time to be included in your account that day. Otherwise your purchase will be processed the next business day. We reserve the right to change the cut-off time in the future.

•

You have 15 days from the date of purchase to cancel your investment without penalty by either writing or calling us at the address or phone number on the back of this prospectus. If you decide to cancel your certificate within this 15-day period, you will not earn any interest.

•

If you purchase a certificate with a personal check or other non-guaranteed funds, we will wait one business day for the process of converting your check to federal funds (e.g., monies of member banks within the Federal Reserve Bank) before your purchase will be accepted and you begin earning interest. For information on how to avoid this delay, for example by using a certified check, please call us at the telephone number listed on the back cover.

•	ACC has complete discretion to determine whether to accept an application and sell a certificate.

A number of special policies apply to purchases, withdrawals and exchanges within IRAs, 401(k) plans and other qualified retirement plans. See “Retirement Plans: Special Policies.”

ADDITIONAL INVESTMENTS

You may make investments within 15 calendar days after the end of a term (the grace period) as well as during the 15 day period following date of purchase. Investments added to your certificate during the grace period will increase the

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principal balance for purposes of the 25% add-on feature described below and the 10% withdrawal feature described under “Full and Partial Withdrawals.”

Additional investments may be in any amount so long as your total investment, less withdrawals, does not exceed $2 million, unless you receive prior approval from ACC to invest more. You will earn interest on additional investments from the date we accept them. ACC will send a confirmation of additional investments.

If you add to a certificate purchased other than through a financial advisor, you may be given different instructions regarding additional investments.

Add-on feature: You may also add to your certificate during the term. These additional investments may not exceed 25% of the certificate’s initial principal balance at the end of the grace period. This principal includes the balance at the end of the previous term, plus or minus any deposits or withdrawals during the grace period.

Any add-on or withdrawal during the grace period will change the principal amount used to determine the amount available for the 25% add-on feature.

For example, suppose your original balance is $9,000. During the grace period, you add $1,000. At any time during the current term, you could add up to 25% of principal ($9,000 + $1,000 = $10,000), or $2,500 to your certificate.

The interest rate for these additional investments is the rate then in effect for your account. If your additional investment increases the principal of your certificate so that your certificate’s principal has exceeded a breakpoint for a higher interest rate, the certificate will earn this higher interest rate from the date the additional investment is accepted.

For additional information on Buying, Selling and Transferring Certificates see page 63.

FULL AND PARTIAL WITHDRAWALS

•

You may withdraw your certificate for its full value or make a partial withdrawal of $100 or more at any time. We reserve the right to change the minimum withdrawal amount in the future. If you purchase this certificate for an IRA, 401(k) or other retirement plan account, early withdrawals or cash payments of interest taken prematurely may be subject to IRS tax and penalty.

•	If you withdraw during a certificate month, you will not earn interest for the month on the amount withdrawn.

•	Complete withdrawal of your certificate is made by giving us proper instructions. To complete these transactions, see “How to Request a Withdrawal or Transfer.”

•	Full and partial withdrawals of principal are subject to penalties, described below.

•	Interest payments in cash may be sent to you at the end of each certificate month, quarter, or on a semiannual or annual basis as long as the interest amount is at least $5.

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•	If a withdrawal reduces your account value to a point where we pay a lower interest rate, you will earn the lower rate from the date of the withdrawal.

•	You may not otherwise make a partial withdrawal if it would reduce your certificate balance to less than $1,000. If you request such a withdrawal, we will contact you for revised instructions.

•	Scheduled partial withdrawals may be made monthly, quarterly, semiannually, annually and at term end.

•

Because we credit interest on your certificate’s monthly anniversary, withdrawals before the end of the certificate month will result in loss of accrued interest on the amount withdrawn. You will get the best result by timing a withdrawal at the end of the certificate month, that is, on an interest crediting date.

•	In certain circumstances, at your request, ACC may allow you to receive the proceeds of your redemption “in-kind,” meaning that you receive securities instead of cash.

Penalties for early withdrawal: When you request a full or partial withdrawal, we pay the amount you request:

•	first from interest credited during the current term,

•	then from the principal of your certificate.

Any additional investments or withdrawals during a term are added to or deducted from the principal and are used in determining any withdrawal charges.

You may not make a partial withdrawal if it would reduce your certificate balance to less than $1,000. If you request such a withdrawal, we will contact you for revised instructions.

Withdrawal penalties: For withdrawals during the term of more than the interest credited that term and over 10% of the certificate’s principal, a 2% withdrawal penalty will be deducted from the account’s remaining balance.

For example, assume you invest $20,000 in a certificate and select a two-year term. A little over a year later assume you have earned $600 in interest. The following demonstrates how the withdrawal charge is deducted:

When you withdraw a specific amount of money in excess of the interest credited, we would have to withdraw additional funds from your account to cover the withdrawal charge. For instance, suppose you request a $5,000 check. The first $600 paid to you is interest earned that term, the next $2,000 is 10% of principal, and not subject to the withdrawal penalty, and the remaining $2,400 paid to you is principal over the 10% limit. We would send you a check for $5,000 and deduct a withdrawal charge of $48.00 ($2,400 x 2%) from the remaining balance of your certificate account. Your new balance would be $15,552 ($20,600 — $5,048).

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Total investments	$20,000
Interest credited	600
Total balance	$20,600

Requested check	$5,000
Credited interest withdrawn	(600)
10% of principal — not subject to penalty	(2,000)

Remaining portion of requested withdrawal — subject to penalty	$2,400
Withdrawal penalty percent	2%
Actual withdrawal penalty	$48

Balance prior to withdrawal	$20,600
Requested withdrawal check	(5,000)
Withdrawal penalty	(48)
Total balance after withdrawal	$15,552

Penalty exceptions: ACC never imposes a penalty for withdrawal of interest. In addition, you may withdraw up to 10% of your principal during the term without being assessed a withdrawal penalty by ACC. The principal available for the 10% no-penalty withdrawal feature is the balance in the certificate at the beginning of the term plus or minus any deposits or withdrawals made during the grace period.

The following example demonstrates how this feature works:

Assume your certificate balance is $1,000. During the grace period you add $500, bringing the principal to $1,500.

At any time during the term you could withdraw up to $150 of principal with no penalty assessed by ACC.

Any additional investments or withdrawals following the grace period will not change the principal amount used to determine the amount available for the 10% no-penalty withdrawal feature.

Also the 2% penalty is waived:

•	upon death of the certificate owner and for six months after the estate settlement has been processed by ACC.

•	when this certificate is owned by a revocable or irrevocable trust upon death of any grantor of the revocable or irrevocable trust.

•	on withdrawals for IRA certificate accounts and for certificate accounts in other qualified plans for your required minimum distributions at age 70 1/2. See “Retirement Plans: Special Policies.”

Any withdrawals that result in a distribution from your IRA may be subject to income taxation and tax penalties.

For more information on withdrawal charges, talk with your financial advisor or call us at the telephone number inside the back cover.

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WHEN YOUR CERTIFICATE TERM ENDS

Shortly before the end of the term you have selected for your certificate, we will send you a notice indicating the interest rate that will apply to the certificate for the new term. When your certificate term ends we will automatically renew your certificate for the standard term (three, six, nine, 12, 18, 24, 30 or 36 month) nearest in length to your initial term. If you have a seven- or 13-month term certificate, we will automatically renew your certificate into a six- or 12-month term certificate, respectively. If your initial term is equidistant from two standard terms, we will automatically renew your certificate to the term with the longest term length that is shorter than your initial term. If you wish to select a different term, you must notify us in writing before the end of the grace period. You will not be allowed to select a term that would carry the certificate past its maturity date.

The interest rates that will apply to your new term will be those in effect on the day the new term begins. We will send you a confirmation showing the rate of interest that will apply to the new term you have selected. This rate of interest will not change during that term unless your certificate’s principal falls below a break point for a lower rate or goes above a break point for a higher interest rate.

If you want to withdraw your certificate without a withdrawal charge, you must notify us within 15 calendar days following the end of a term. However, you will lose any interest accrued since the end of the term.

You may also add to your investment within the 15 calendar days following the end of your term. See “Additional Investments” under “How to Invest and Withdraw Funds.” You may also make a withdrawal within the 15 calendar days following the end of your term. See “Full and Partial Withdrawals” under “How to Invest and Withdraw Funds.”

Other full and partial withdrawal policies

•

If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before ACC mails a check to you.

•	If your certificate is pledged as collateral, any withdrawal or maturity will be delayed until we get approval from the secured party.

•	Any payments to you may be delayed under applicable rules, regulations or orders of the SEC.

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Ameriprise Stock Market Certificate

About the Certificate

INVESTMENT AMOUNTS

You may purchase the Ameriprise Stock Market Certificate in any amount from $1,000 through $2 million, payable in U.S. currency, unless you receive prior approval from ACC to invest more. You may also make additional lump-sum investments in any amount at the end of any term as long as your total investment, less withdrawals, is not more than the $2 million, unless you receive prior approval from ACC to invest more.

The certificate may be used as an investment for your Individual Retirement Account (IRA), 401(k) plan or other qualified retirement accounts. If so used, the amount of your contribution (investment) will be subject to limitations in applicable federal law. You cannot purchase this certificate in a Coverdell Education Savings Account.

FACE AMOUNT AND PRINCIPAL

The face amount of your certificate is the amount of your initial investment. Your principal is the value of your certificate at the beginning of each subsequent term. ACC guarantees your principal. It consists of the amount you actually invest plus interest credited to your account and any additional investment you make less withdrawals, penalties and any interest paid to you in cash.

For example, assume your initial investment (face amount) of $10,000 has earned a return of 5.00%. ACC credits interest to your account at the end of the term. You have not taken any interest as cash, or made any withdrawals. You have invested an additional $2,500 prior to the beginning of the next term. Your principal for the next term will equal:

	$10,000	Face amount (initial investment)
plus	500	Interest credited to your account at the end of the term
plus	5	Interim interest (See “Interim interest” under “Interest”)
minus	(0)	Interest paid to you in cash
plus	2,500	Additional investment
minus	(0)	Withdrawals and applicable penalties
	$13,005	Principal at the beginning of the next term

CERTIFICATE TERM

Your first certificate term is a 52-week period. It begins on the Wednesday after ACC accepts your application and ends the Tuesday before the 52-week anniversary of its acceptance. ACC has complete discretion to determine whether to accept an application, sell a certificate or accept additional payments into a certificate. For example, if ACC accepts your application on a Wednesday, your first term would begin the next Wednesday. Your certificate will earn interest at the interim interest rate then in effect until the term begins. See “Interim interest”

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under “Interest.” It will not be eligible to earn participation interest until the term begins. If you choose to continue to receive participation interest, subsequent terms are 52-week periods that begin on the Wednesday following the 14-day grace period at the end of the prior 52-week term. You may begin your next term on any Wednesday during the 14-day period by providing prior written instructions to ACC. If you choose to receive fixed interest, subsequent terms will be up to 52 weeks as described in “Fixed interest” under “Interest” below. Participation terms are always 52 weeks.

VALUE AT MATURITY

Your certificate matures after 14 terms. Then you will receive a distribution for its value. Fixed interest terms may be less than 52 weeks if you change to participation before the end of the 52-week period. At maturity, the value of your certificate will be the total of your actual investments, plus credited interest not paid to you in cash, less any withdrawals and withdrawal penalties. Certain other fees may apply.

RECEIVING CASH DURING THE TERM

If you need money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply. Procedures for withdrawing money, as well as conditions under which penalties apply, are described in “How to Invest and Withdraw Funds.”

INTEREST

You choose from two types of participation interest for your first term: 1) full participation, or 2) partial participation together with minimum interest. Interest earned under both of these options has an upper limit which is the maximum annual return explained below. After your first term, you may choose full or partial participation; or not to participate in any market movement and receive a fixed rate of interest.

Full participation interest: With this option:

•

you participate 100% in any percentage increase in the S&P 500 Index up to the maximum return. For the maximum return in effect on the date of this prospectus, see “Initial Interest and Participation Rates for Ameriprise Stock Market Certificate” at the front of this prospectus;

•	you earn interest only if the value of the S&P 500 Index is higher on the last day of your term than it was on the first day of your term; and

•	your return is linked to stock market performance.

The S&P 500 Index is frequently used to measure the relative performance of the stock market. For a more detailed discussion of the S&P 500 Index, see “About the S&P 500 Index” below.

Partial participation and minimum interest: This option allows you to participate in a portion (market participation percentage) of any increase in the

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S&P 500 Index and also receive a rate of interest guaranteed by ACC in advance for each term (minimum interest). Your return consists of two parts:

•	a percentage of any increase in the S&P 500 Index, and

•	a rate of interest guaranteed by ACC in advance for each term.

Together, they cannot exceed the maximum return. For the maximum return in effect on the date of this prospectus, see “Initial Interest and Participation Rates.”

The market participation rate and the minimum interest rate on the date of this prospectus are listed at the front of this prospectus under “Initial Interest and Participation Rates for Ameriprise Stock Market Certificate.”

Fixed interest: After your first term, this fixed interest option allows you to stop participating in the market entirely for some period of time. A fixed interest term is 52 weeks unless you choose to start a new participation term before your 52-week term ends. You may choose to receive a fixed rate of interest for any term after the first term. During the term when you are receiving fixed interest, you can change from your fixed interest selection to again participate in the market. If you make the change from fixed interest to participation interest, your next term would begin on the Wednesday following our receipt of notice of your new selection. In this way, you may have a term (during which you would earn fixed interest) that is less than 52 weeks. You may not change from participation interest to fixed interest during a term.

Maximum return: This is the cap, or upper limit, of your return. Your total return including both participation and minimum interest for a term for which you have chosen participation interest will be limited to this maximum return percentage. For the maximum return in effect on the date of this prospectus, see “Initial Interest and Participation Rates for Ameriprise Stock Market Certificate.”

Determining the S&P 500 Index value: The stock market closes at 3 p.m. Central time. The S&P 500 Index value is available at approximately 4:30 p.m. Central time. This is the value we currently use to determine participation interest. Occasionally, Standard & Poor’s (S&P) makes minor adjustments to the closing value after 4:30 p.m., and the value we use may not be exactly the one that is published the next business day. In the future, we may use a later time cut-off if it becomes feasible to do so. If the stock market is not open or the S&P 500 Index is unavailable as of the first or last day of your term, the preceding business day for which a value is available will be used instead. Each Tuesday’s closing value of the S&P 500 Index is used for establishing the term start and the term end values each week.

Interim interest: When we accept your application, we pay interim interest to your account for the time before your first term begins. We also pay interim interest for the 14-day period between terms unless you write or call to ask us to begin your next term earlier. You may withdraw this interest in cash at any time before it becomes part of your certificate’s principal without a withdrawal penalty. If it is not withdrawn, the interest will become part of your certificate’s principal at the start of the next succeeding term. For example, the interest you earn between the

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end of the first and the beginning of the second term will become part of the principal at the start of your third term. Interim interest rates for the time before your first term begins will be within a specified range of the Non-Jumbo Deposits National Rates that are published by the FDIC. This rate will be within a range between 50 basis points (0.50%) below to 50 basis points (0.50%) above the published Non-Jumbo Deposits National Rate for 6-month CDs.

The Non-Jumbo Deposit National Rate is a simple average of rates paid by U.S. depository institutions as calculated by the FDIC. Ameriprise Stock Market Certificates are not FDIC insured. Each Monday we will use the Non-Jumbo Deposits National Rates for establishing the rates starting Wednesday of the following week.

Information on current Non-Jumbo Deposits National Rates can be obtained on the internet at fdic.gov/regulations/resources/rates/index.html.

If the Non-Jumbo Deposits National Rates are no longer publicly available or feasible to use, ACC may use another, similar index as a guide for setting rates.

Earning interest: ACC calculates, credits and compounds participation interest at the end of your certificate term. Minimum interest accrues daily and is credited and compounded at the end of your certificate term. Fixed interest accrues and is credited daily and compounds at the end of your term. Both minimum and fixed interest are calculated on a 30-day month and 360-day year basis. Interim interest accrues daily throughout the interim period and is credited at the end of your term immediately following the period in which interim interest is earned.

Rates for future periods: After the initial term, the maximum return, market participation percentage or minimum interest rate on your certificate may be greater or less than those shown on the front of this prospectus. We review rates weekly, and have complete discretion to decide what interest rate will be declared.

To find out what your certificate’s new maximum return, market participation percentage and minimum interest rate will be for your next term, please consult your financial advisor, or call us at the telephone numbers listed on the back cover.

This certificate may be available through other distributors or selling agents with different interest rates or related features and consequently with different returns. You may obtain information about other such distributors or selling agents by calling us at the telephone number listed inside the back cover.

PROMOTIONS AND PRICING FLEXIBILITY

ACC may sponsor or participate in promotions involving the certificate and its respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who purchase or use other products or services offered by Ameriprise Financial or its affiliates. These promotions will generally be for a specified period of time.

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We also may offer different rates based on your amount invested, geographic location and whether the certificate is purchased for an IRA or a qualified retirement account.

HISTORICAL DATA ON THE S&P 500 INDEX

The following chart illustrates the monthly closing values of the Index from February 2004 through February 2014. The values of the S&P 500 Index are reprinted with the permission of S&P.

The chart below shows the historical performance of the S&P 500 Index for selected periods.

S&P 500 Index Average Annual Return

Beginning date Feb.	Period held in years	Average annual return
2004	10	4.94%
2009	5	19.00%
2013	1	23.26%

The next chart illustrates, on a moving 52-week basis, the price return of the S&P 500 Index measured for every 52-week period beginning with the period ended February 2004 and continuing through February 2014. The price return is the percentage return for each period using monthly closing prices of the S&P 500 Index. Dividends and other distributions on the securities comprising the S&P 500 Index are not included in calculating the price return.

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The last chart illustrates, on a moving weekly basis, the actual 52-week return of the Ameriprise Stock Market Certificate at full and partial participation compared to the price return of the S&P 500 Index.

The performance reflects the returns on the 52-week anniversary date, falling on a Wednesday, of each of the weeks shown.

Your interest earnings are tied to the movement of the S&P 500 Index. They will be based on any increase in this Index as measured on the beginning and ending date of each 52-week term. Of course, if this Index is not higher on the last day of your term than it was on the first day, your principal will be secure but you will earn no participation interest.

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How an index has performed in the past does not indicate how the stock market or the certificate will perform in the future. There is no assurance that certificate owners will receive interest on their accounts beyond any minimum interest or fixed interest selected. The index could decline.

CALCULATION OF RETURN

The increase or decrease in the S&P 500 Index, as well as the actual return paid to you, is calculated as follows:

Rate of return on S&P 500 Index

Term ending value of S&P 500 Index	minus
Term beginning value of S&P 500 Index	divided by
Term beginning value of S&P 500 Index	equals
Rate of return on S&P 500 Index

The actual return paid to you will depend on your interest participation selection.

For example, assume:

Term ending value of S&P 500 Index	940
Term beginning value of S&P 500 Index	900
Maximum return	5%
Minimum return	1.00%
Partial participation rate	25%

	940	Term ending value of S&P 500 Index
minus	900	Term beginning value of S&P 500 Index
equals	40	Difference between beginning and ending values

	40	Difference between beginning and ending values
divided by	900	Term beginning value of S&P 500 Index
equals	4.44%	Percent increase – full participation return

	4.44%	Percent increase or decrease
times	25%	Partial participation rate
equals	1.11%
plus	1.00%	Minimum interest rate
equals	2.11%	Partial participation return

In both cases in the example, the return would be less than the 5% maximum.

Examples

To help you understand how this certificate works, here are some hypothetical examples. The following are four different examples of market scenarios and how they affect the certificate’s return. Assume for all examples that:

•	you purchased the certificate with a $10,000 original investment,

•	the partial participation rate is 25%,

•	the minimum interest rate for partial participation is 1%,

•	the maximum total return for full and partial participation is 5%.

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1. If the S&P 500 Index value rises

Week 1/Wed			Week 52/Tues
S&P 500			S&P 500
Index 1,000		4% increase in the S&P 500 Index	Index 1,040
Full participation interest			Partial participation interest and minimum interest
$10,000	Original investment		$10,000	Original investment
+ 400	4% x $10,000		+ 100	1.00% (Minimum interest rate) x $10,000
	Participation interest		+ 100	25% x 4% x $10,000 Participation interest
$10,400	Ending balance		$10,200	Ending balance
	(4% Total return)			(2.00% Total return)
2. If the S&P 500 Index value falls

Week 1/Wed			Week 52/Tues
S&P 500			S&P 500
Index 1,000		4% decrease in the S&P 500 Index	Index 960
Full participation interest			Partial participation interest and minimum interest
$10,000	Original investment		$10,000	Original investment
+ 0	Participation interest		+ 100	1.00% (Minimum interest rate) x $10,000
$10,000	Ending balance		+ 0	Participation interest
	(0% Total return)		$10,100	Ending balance
(1.00% Total return)
3. If the S&P 500 Index value rises above the maximum return for full participation

Week 1/Wed			Week 52/Tues
S&P 500			S&P 500
Index 1,000		10% increase in the S&P 500 Index	Index 1,100
Full participation interest			Partial participation interest and minimum interest
$10,000	Original investment		$10,000	Original investment
+ 500	5% x $10,000		+ 100	1.00% (Minimum interest rate) x $10,000
	Maximum interest		+ 250	25% x 10% x $10,000 Participation interest
$10,500	Ending balance		$10,350	Ending balance
	(5% Total return)			(3.50% Total return)
4. If the S&P 500 Index value rises above the maximum return for partial participation

Week 1/Wed			Week 52/Tues
S&P 500			S&P 500
Index 1,000		30% increase in the S&P 500 Index	Index 1,300
Full participation interest			Partial participation interest and minimum interest
$10,000	Original investment		$10,000	Original investment
+ 500	5% x $10,000		+ 100	1.00% (Minimum interest rate) x $10,000
	Maximum interest		+ 400	25% x 30% = 7.5%; capped at
(5%-1%) x $10,000 Participation interest
$10,500	Ending balance		$10,500	Ending balance
	(5% Total return)			(5% Total return)

ABOUT THE S&P 500 INDEX

The description in this prospectus of the S&P 500 Index including its make-up, method of calculation and changes in its components is derived from publicly available information regarding the S&P 500 Index. ACC does not assume any responsibility for the accuracy or completeness of such information.

The S&P 500 Index is composed of 500 common stocks, most of which are listed on the New York Stock Exchange. The S&P 500 Index is published by S&P and is

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intended to provide an indication of the pattern of common stock movement. S&P chooses the 500 stocks to be included in the S&P 500 Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the U.S. common stock population. Changes in the S&P 500 Index are reported daily in the financial pages of many major newspapers. The index used for the Ameriprise Stock Market Certificate excludes dividends on the 500 stocks.

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500” and “500” are trademarks of The McGraw-Hill Companies Inc. and have been licensed for use by ACC. The certificate is not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the owners of the certificate or any member of the public regarding the advisability of investing in securities generally or in the certificate particularly or the ability of the S&P 500 Index to track general stock market performance. S&P’s only relationship to ACC is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index, which is determined, composed and calculated by S&P without regard to ACC or the certificate. S&P has no obligation to take the needs of ACC or the owners of the certificate into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the certificate to be issued or in the determination or calculation of the equation by which the certificate is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the certificate.

S&P does not guarantee the accuracy and/or the completeness of the S&P 500 Index or any data included therein and S&P shall have no liability for any errors, omissions, or interruptions therein. S&P makes no warranty, express or implied, as to the results to be obtained by ACC, owners of the certificate, or any person or entity from the use of the S&P 500 Index or any data included therein. S&P makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the S&P 500 Index or any data included therein. Without limiting any of the foregoing, in no event shall S&P have any liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.

If for any reason the S&P 500 Index were to become unavailable or not reasonably feasible to use, ACC would use a comparable stock market index for determining participation interest. If this were to occur, we would send you a notice by a practical means such as correspondence (which may be electronic if you and we have so agreed) or a quarterly account statement. The notice would indicate the comparable index and give you the option to withdraw your principal without an early withdrawal penalty. If you chose early withdrawal, you would lose any interest accrued during the term.

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OPPORTUNITIES AT THE END OF A TERM

Grace period: When your certificate term ends, you have 14 days before a new term automatically begins. During this 14-day grace period you can:

•	change your interest selection,

•	add money to your certificate,

•	change your term start date,

•	withdraw part or all of your money without a withdrawal penalty or loss of interest, or

•	receive your interest in cash.

By starting your new term early and waiving either the seven- or 14-day grace period, you are choosing to start your next term without knowing the ending value of your current term and waiving the grace period opportunities as described above.

Changing fixed participation selection: The grace period does not apply if you made the change from fixed interest back to participation interest during a term as discussed in “Fixed interest” under “Interest” above. Instead, your new 52-week term will begin on the Wednesday following our receipt of your notice of your new interest selection.

New term: If you do not make changes, your certificate will continue with your current selections when the new term begins 14 days later. You will earn interim interest during this 14-day grace period. If you do not want to wait 14 days before starting your next market participation term, you must phone or send written instructions before your current term ends. You can tell us to start your next term on any Wednesday that is during the grace period and immediately following the date on which we receive your notice. Your notice may also tell us to change your interest selection, or add to your certificate. You cannot withdraw part of your money and skip the 14-day grace period. If you make a withdrawal, a seven- or 14-day grace period is required. The notification that we send you at the end of the term cannot be sent before the term ends because indexing information and interest (if any) are included in the notice and are not known until the term ends. Any additional payments received during the current term will be applied at the end of the current term.

How to Invest and Withdraw Funds

BUYING YOUR CERTIFICATE

Your financial advisor will help you fill out and submit an application to open an account with us and purchase a certificate. If you purchase your certificate other than through a financial advisor of Ameriprise Financial Services — for example, through a direct marketing channel — you may be given different purchase instructions. We will process the application at our corporate offices in

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Minneapolis, Minnesota. When we have accepted your application and received your initial investment, we will send you a confirmation showing the acceptance date, the date your term begins and the interest selection you have made detailing your market participation percentage and, if applicable, the minimum interest rate for your first term. After your term begins, we will send you notice of the value of the S&P 500 Index on the day your term began. The rates in effect on the date we accept your application are the rates that apply to your certificate. See “Purchase policies” below.

Important: When you open an account, you must provide ACC with your correct Taxpayer Identification Number (TIN), which is either your Social Security or Employer Identification number. See “Taxes on Earnings and Withdrawals.”

Purchase policies

•

Investments must be received and accepted in the Minneapolis headquarters on a business day before 3 p.m. Central time to be included in your account that day. Otherwise your purchase will be processed the next business day. ACC reserves the right to change the cut-off time in the future.

•

If you purchase a certificate with a personal check or other non-guaranteed funds, we will wait one day for the process of converting your check to federal funds (e.g., monies of member banks within the Federal Reserve Bank) before your purchase will be accepted and you begin earning interest. For information on how to avoid this delay, for example by using a certified check, please call us at the telephone number listed on the back cover.

•	ACC has complete discretion to determine whether to accept an application and sell a certificate.

A number of special policies apply to purchases, withdrawals and exchanges within IRAs, 401(k) plans and other qualified retirement plans. See “Retirement Plans: Special Policies.”

For additional information on Buying, Selling and Transferring Certificates see page 63.

FULL AND PARTIAL WITHDRAWALS

You may withdraw your certificate for its full value or make a partial withdrawal of $100 or more at any time. We reserve the right to change the minimum withdrawal amount in the future. If you purchase this certificate for an IRA, 401(k), or other retirement plan account, early withdrawals or cash payments of interest taken prematurely may be subject to IRS tax and penalty.

•	You can withdraw the full value of your certificate net any applicable penalties, by giving us proper instructions. To complete these transactions, see “How to Request a Withdrawal or Transfer.”

•	Full and partial withdrawals of principal during a term are subject to penalties, described below.

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•	You may not make a partial withdrawal if it would reduce your certificate balance to less than $1,000. If you request such a withdrawal, we will contact you for revised instructions.

•	In certain circumstances, at your request, ACC may allow you to receive the proceeds of your redemption “in-kind,” meaning that you receive securities instead of cash.

Penalties for withdrawal during a term: If you withdraw money during a term, you will pay a penalty of 2% of the principal withdrawn. This penalty will be taken from the remaining balance, not the amount withdrawn unless withdrawals of the penalty would cause your balance to be less than $1,000 in which case the penalty will be deducted from the amount withdrawn.

The 2% penalty is waived:

•	upon death of the certificate owner and for six months after the estate settlement has been processed by ACC.

•	when this certificate is owned by a revocable or irrevocable trust upon death of any grantor of the revocable or irrevocable trust.

•	on withdrawals for IRA certificate accounts and for certificate accounts in other qualified plans for your required minimum distributions at age 70 1/2. See “Retirement Plans: Special Policies.”

Any withdrawals that result in a distribution from your IRA may be subject to income taxation and tax penalties.

When you request a full or partial withdrawal during a term, we pay you from the principal of your certificate.

Loss of interest: If you make a withdrawal at any time other than at the end of the term, you will lose any interest accrued on the withdrawal amount since we credit minimum and participation interest only at the end of a term. However, we will pay accrued fixed and interim interest to the date of the withdrawal.

Following are examples describing a $2,000 withdrawal during a term for participation and fixed interest:

Participation interest
Account balance	$10,000
Interest (interest is credited at the end of the term)	0
Withdrawal of principal	(2,000)
2% withdrawal penalty	(40)
Balance after withdrawal	$7,960

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You will forfeit any accrued interest on the withdrawal amount.

Fixed interest
Account balance	$10,000
Interest credited to date	100
Withdrawal of credited interest	(100)
Withdrawal of principal	(1,900)
2% withdrawal penalty (on $1,900 principal withdrawn)	(38)
Balance after withdrawal	$8,062

Retirement plans: In addition, you may be subject to IRS penalties for early withdrawals if your certificate is in an IRA, 401(k) or other qualified retirement plan account.

Other full and partial withdrawal policies

•

If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before ACC mails a check to you.

•	If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

•	Any payments to you may be delayed under applicable rules, regulations or orders of the Securities and Exchange Commission (SEC).

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Ameriprise Market Strategy Certificate

About the Certificate

INVESTMENT AMOUNTS

You may purchase the Ameriprise Market Strategy Certificate in any amount from $1,000 through $2 million, payable in U.S. currency, unless you receive prior approval from ACC to invest more. You may also make additional lump-sum investments in any amount in the fixed-interest portion of your investment at any time, as long as your total investment, less withdrawals, is not more than the $2 million, unless you receive prior approval from ACC to invest more.

Your certificate is recorded as one certificate account in our records. Within this account, you may allocate your investment among a subaccount that earns fixed interest and other subaccounts that earn interest linked to the S&P 500 Index during a participation term. Your investment always is placed initially in the fixed-interest subaccount. Consequently, your investment initially earns fixed interest. The minimum time that money must remain in the fixed-interest subaccount before being moved to a participation term is one day. This could happen if we accept your application and receive your investment on a Tuesday, you instruct us to start your first participation term as soon as possible, and as long as we received guaranteed funds.

After determining the initial amount you wish to invest, you must set up periodic investments from the fixed-interest subaccount to participation terms. When you make your investment, you must give instructions to move money from the fixed-interest subaccount to participation terms monthly, quarterly, or semiannually. If your total investment is $1,000, however, you will have only one participation term. You may subsequently change your initial instructions. Thus, you could choose to change your instructions to keep your investment in the fixed-interest subaccount and never start a participation term. Each participation term is 52 weeks and each has its own grace period. The amount invested in each participation term must be at least $1,000. If your certificate is nearing its 20-year maturity, you will not be able to select a participation term that would carry the certificate past its 20-year maturity date. Each account can have a maximum of 12 participation terms at one time. We will send you a confirmation at the time you purchase your certificate confirming your instructions at the time you submitted your application.

This certificate provides the ability to make a single payment that can be invested in individually staggered stock market participation terms in one certificate that lets you select participation terms like those you might select when staggering several Ameriprise Stock Market Certificates. The Ameriprise Stock Market Certificate is another certificate that offers interest linked to the S&P 500 Index, but permits only one participation term at a time. “Staggering” is the strategy of purchasing several smaller certificates over a period of a year instead of one larger certificate, as a method of increasing liquidity and reducing the possibility of unfavorable market exposure.

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The certificate may be used as an investment for your Individual Retirement Account (IRA), 401(k) plan or other qualified retirement plan account. If so used, the amount of your contribution (investment) will be subject to limitations in applicable federal law.

You cannot purchase this certificate in a Coverdell Education Savings Account.

FACE AM OUNT AND PRINCIPAL

The face amount of your certificate is the amount of your initial investment. Your principal consists of the amount you actually have invested in your certificate plus interest credited to your account and compounded less withdrawals, penalties and any credited interest paid to you in cash. ACC guarantees your principal.

PARTICIPATION TERM

Each participation term in your certificate is a 52-week period that begins on a Wednesday and ends the Tuesday before the one-year anniversary. Subsequent terms are 52-week periods that begin on the Wednesday following the 14-day grace period at the end of the prior 52-week term, unless you start a new term during the grace period as described in “New term.” Each account can have a maximum of 12 terms at one time. The principal of your certificate that is not invested in participation terms will earn fixed interest. See “Fixed interest” under “Interest.”

VALUE AT MATURITY

Your certificate matures after 20 years. Then you will receive a distribution for its value. At maturity, the value of your certificate will be the total of your actual investments, plus credited interest not paid to you in cash, less any withdrawals and withdrawal penalties.

RECEIVING CASH DURING THE TERM

If you need your money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply. Procedures for withdrawing money, as well as conditions under which penalties apply, are described in “How to Invest and Withdraw Funds.”

INTEREST

You choose from two types of participation interest for your first term: 1) full participation, or 2) partial participation together with minimum interest. Interest earned under both of these options has an upper limit which is the maximum annual return explained below. Your selection is established at the time of purchase but can be changed at any time for participation terms that have not yet started. You may change your participation interest selection at any time prior to any term start date or during a 14-day grace period. The change will be in effect for any future term unless we again receive instructions from you changing your selection.

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Full participation interest: With this option:

•

You participate 100% in any percentage increase in the S&P 500 Index up to the maximum return. For the maximum return in effect on the date of this prospectus, see “Initial Interest and Participation Rates for Ameriprise Market Strategy Certificate” at the front of this prospectus.

•	You earn interest only if the value of the S&P 500 Index is higher on the last day of your term than it was on the first day of your term.

•	Your return is linked to stock market performance.

The S&P 500 Index is frequently used to measure the relative performance of the stock market. For a more detailed discussion of the S&P 500 Index, see “About the S&P 500 Index” below.

Partial participation and minimum interest: This option allows you to participate in a portion (market participation percentage) of any increase in the S&P 500 Index and also receive a rate of interest guaranteed by ACC in advance for each term (minimum interest). Your return consists of two parts:

•	a percentage of any increase in the S&P 500 Index; and

•	a rate of interest guaranteed by ACC in advance for each term.

Together, they cannot exceed the maximum return. For the maximum return in effect on the date of this prospectus, see “Initial Interest and Participation Rates for Ameriprise Market Strategy Certificate.”

The market participation rate and the minimum interest rate on the date of this prospectus are listed at the front of this prospectus under “Initial Interest and Participation Rates for Ameriprise Market Strategy Certificate.”

Fixed interest: The fixed-interest subaccount allows you to earn interest on your principal that is not invested in participation terms, including your entire investment before the start of your first participation term, and amounts in the 14-day grace period in between participation term end dates and start dates. Your fixed interest accrues daily and is credited and compounded monthly. Your fixed interest rates are reset quarterly, based on the original date of your certificate.

Amounts in the fixed-interest subaccount, including credited fixed interest, can be withdrawn at any time without a withdrawal penalty. If these amounts are not withdrawn, they will become part of a participation term according to the instructions you’ve established with the company, unless you change your instructions, which can be changed at any time. Values in participation terms can not be withdrawn without withdrawal penalties.

ACC has complete discretion to determine whether to accept an application, sell a certificate, or accept additional payments into a certificate. When your application is accepted and we have received your initial investment, we will send you a confirmation of your purchase showing the initial rate that your investment will earn as well as confirmation of your instructions for moving your money to your participation terms. Instructions for moving your money are given at the time you

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purchase your certificate. You choose the day of the month for the movement of your money, as well as the amount, starting month, and full or partial participation. Your term resulting from those instructions will begin on the Wednesday following that date. If that date is a Wednesday, the term will begin on the following Wednesday.

ACC guarantees that when fixed-interest rates for new purchases take effect, the rates will be within a specified range of the Non-Jumbo Deposits National Rates, which are published by the FDIC. In the case of fixed interest, ACC guarantees that your rate for your initial term will be from 100 basis points (1.00%) below to 0 basis points (0.00%) below the published Non-Jumbo Deposits National Rate for 6-month CDs. If the Non-Jumbo Deposits National Rates are no longer publicly available or feasible to use, ACC may use another, similar index as a guide for setting rates.

The Non-Jumbo Deposits National Rate is a simple average of rates paid by U.S. depository institutions as calculated by the FDIC. Ameriprise Market Strategy Certificates are not FDIC insured. Each Monday we will use the Non-Jumbo Deposits National Rates published by the FDIC for establishing the rates starting Wednesday of the following week.

Information on current Non-Jumbo Deposits National Rates can be obtained on the internet at fdic.gov/regulations/resources/rates/index.html.

Rates for new purchases are reviewed and may change weekly. The initial fixed-interest rate you receive will be the higher of:

•	the fixed-interest rate in effect on the date your completed application is accepted by ACC and funds are received; or

•	the fixed-interest rate in effect seven days before that date.

Maximum return: This is the cap, or upper limit, on your return on the amount invested in each participation term, regardless of whether you choose full or partial participation. Your total return, including both participation interest and minimum interest for a term for which you have chosen partial participation will be limited to this maximum return percentage. For the maximum return in effect on the date of this prospectus, see “Initial Interest and Participation Rates for Ameriprise Market Strategy Certificate.”

Determining the S&P 500 Index value: The stock market generally closes at 3 p.m. Central time. The S&P 500 Index value generally is available at approximately 4:30 p.m. Central time. This is the value we currently use to determine participation interest. Occasionally, Standard & Poor’s (S&P) makes minor adjustments to the closing value after 4:30 p.m., and the value we use may not be exactly the one that is published the next business day.

In the future, we may use a later time cut-off if it becomes feasible to do so. If the stock market is not open or the S&P 500 Index is unavailable as of the first or last day of your term, the preceding business day for which a value is available will be used instead. Each Tuesday’s closing value of the S&P 500 Index is used for establishing the term start and the term end values each week.

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Earning interest: ACC calculates, credits and compounds participation interest at the end of your participation term. Minimum interest accrues daily and is credited and compounded at the end of your participation term. Fixed interest accrues daily and is credited and compounded monthly, except that, if amounts move from fixed interest to a participation term and the resulting balance in the fixed-interest subaccount is zero, then fixed interest credited on the principal moved will be compounded on the day the participation term begins. Both minimum and fixed interest are calculated on a 30-day month and 360-day year basis.

Moving between fixed and participation interest: You can move all or part of your investment from the fixed-interest subaccount to a participation term. The move from the fixed-interest subaccount to a participation term happens according to your standing instructions unless you notify us separately. If you make the change from fixed interest to participation interest either through a scheduled or an unscheduled move, your participation term will begin on the Wednesday following the move instructions. For further explanation of how we apply your instructions, see “Fixed interest” above.

You may not move from participation interest to fixed interest during a participation term without incurring a surrender charge. At the end of a participation term, you can elect to leave the money in the fixed-interest subaccount.

Rates for future periods: After your certificate purchase date, the maximum return, and the market participation percentage and minimum interest rate for participation terms, may be greater or less than those shown on the front of or elsewhere in this prospectus or its wrapper. Fixed interest may be greater or lesser than that shown. We review rates weekly and have complete discretion to decide what interest rate will be declared.

If you plan to continue with a new participation term, to find out what your certificate’s new maximum return, market participation percentage and minimum interest rate, if applicable, will be for your next term, please consult your financial advisor, or call us at one of the telephone numbers listed on the back cover.

Your fixed interest rates are declared quarterly. Changes in interest rates will be confirmed in your periodic statements or you may call us at the numbers listed on the back cover to find out your current rate.

The following example shows how the Market Strategy Certificate works assuming an initial investment of $12,000 and moving $1,000 per month into a full participation term. The example is based on assumptions that the fixed-interest subaccount pays an interest rate of 0.50% while the yield earned for each participation term is the maximum of 5.00%. There is no assurance that any of these returns will be achieved.

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Full participation in the stock market

Initial investment	$12,000.00
Maximum return	5.00%
Minimum return	0.00%
Fixed interest rate	0.50%

Date	Fixed Interest Balance	1st Term Staggered Investment Amount	Renewal Staggered Investment Amount	Fixed Interest Earned In Prior Month	Market Participation Interest Earned For the Term Just Ended	Market Participation Balance		Total Balance
Beginning of Month 1	$11,000.00	$1,000.00		$0.00		$1,000.00		$12,000.00
Beginning of Month 2	10,004.58	1,000.00		4.58		2,000.00		12,004.58
Beginning of Month 3	9,008.75	1,000.00		4.17		3,000.00		12,008.75
Beginning of Month 4	8,012.50	1,000.00		3.75		4,000.00		12,012.50
Beginning of Month 5	7,015.84	1,000.00		3.34		5,000.00		12,015.84
Beginning of Month 6	6,018.76	1,000.00		2.92		6,000.00		12,018.76
Beginning of Month 7	5,021.27	1,000.00		2.51		7,000.00		12,021.27
Beginning of Month 8	4,023.36	1,000.00		2.09		8,000.00		12,023.36
Beginning of Month 9	3,025.04	1,000.00		1.68		9,000.00		12,025.04
Beginning of Month 10	2,026.30	1,000.00		1.26		10,000.00		12,026.30
Beginning of Month 11	1,027.14	1,000.00		0.84		11,000.00		12,027.14
Beginning of Month 12	27.57	1,000.00		0.43		12,000.00		12,027.57
Beginning of Month 13	27.58			0.01	50.00	12,000.00		12,027.58
Middle of Month 13	27.58		1,050.00			12,050.00	*	12,077.58
Beginning of Month14	27.81			0.23	50.00	12,050.00		12,077.81
Middle of Month 14	27.81		1,050.00			12,100.00	**	12,127.81

*	The market participation balance at the middle of month 13 is equal to $12,050. This is equal to the total invested principal balance of $12,000, plus $50 interest earned (participation return). The $50 interest earned is based on $1,000 invested at month 1, which is assumed to earn the maximum of 5%. ($12,000 + $1,000 x 5% = $12,050). During the grace period for the first participation term, $1,050 of this balance will earn interest in the fixed interest subaccount. In the middle of month 13, at the end of the grace period, this $1,050 balance begins a new participation term.

**	The market participation balance at the middle of month 14 is equal to $12,100. This is equal to the total invested principal balance of $12,000, plus $50 interest earned on $1,000 invested at the beginning of month 1, plus $50 interest earned on $1,000 invested at the beginning of month 2 (both $1,000 investments are assumed to earn the maximum of 5% ($12,000 + $1,000 x 5% + $1,000 x 5% = $12,100)). During the grace period for the second participation term, $1,050 of this balance will earn interest in the fixed interest subaccount. In the middle of month 14, at the end of the grace period, this $1,050 balance begins a new participation term.

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The following example shows how the Market Strategy Certificate works assuming an initial investment of $12,000 and moving $1,000 per month into a partial participation term. The example is based on the assumptions that the fixed interest subaccount pays an interest rate of 0.50% and that the yield earned for each participation term is the minimum of 1.00%. There is no assurance that any of these returns will be achieved when you invest. In this example, we assume that the index declined at the end of each term compared to the beginning of each term so that no market participation interest was earned.

Partial participation in the stock market

Initial investment	$12,000.00
Maximum return	5.00%
Minimum return	1.00%
Fixed interest rate	0.50%

Date	Fixed Interest Balance	1st Term Staggered Investment Amount	Renewal Staggered Investment Amount	Fixed Interest Earned In Prior Month	Guaranteed Minimum Interest Earned For the Term Just Ended	Market Participation Interest Earned For the Term Just Ended	Market Participation Balance		Total Balance
Beginning of Month 1	$11,000.00	$1,000.00		$0.00			$1,000.00		$12,000.00
Beginning of Month 2	10,004.58	1,000.00		4.58			2,000.00		12,004.58
Beginning of Month 3	9,008.75	1,000.00		4.17			3,000.00		12,008.75
Beginning of Month 4	8,012.50	1,000.00		3.75			4,000.00		12,012.50
Beginning of Month 5	7,015.84	1,000.00		3.34			5,000.00		12,015.84
Beginning of Month 6	6,018.76	1,000.00		2.92			6,000.00		12,018.76
Beginning of Month 7	5,021.27	1,000.00		2.51			7,000.00		12,021.27
Beginning of Month 8	4,023.36	1,000.00		2.09			8,000.00		12,023.36
Beginning of Month 9	3,025.04	1,000.00		1.68			9,000.00		12,025.04
Beginning of Month 10	2,026.30	1,000.00		1.26			10,000.00		12,026.30
Beginning of Month 11	1,027.14	1,000.00		0.84			11,000.00		12,027.14
Beginning of Month 12	27.57	1,000.00		0.43			12,000.00		12,027.57
Beginning of Month 13	27.58			0.01	10.00	0.00	12,000.00		12,027.58
Middle of Month 13	27.58		1,010.00				12,010.00	*	12,037.58
Beginning of Month 14	27.80			0.22	10.00	0.00	12,010.00		12,037.80
Middle of Month 14	27.80		1,010.00				12,020.00	**	12,047.80

*	The market participation balance at the middle of month 13 is equal to $12,010. This is equal to the total invested principal balance of $12,000, plus $10 interest earned (guaranteed return). The $10 interest earned is based on $1,000 invested at month 1, which is assumed to earn only the minimum of 1.00%. ($12,000 + $1,000 x 1.00% = $12,010). During the grace period for the first participation term, $1,010 of this balance will earn interest in the fixed interest subaccount. In the middle of month 13, at the end of the grace period, this $1,010 balance begins a new participation term.

**	The market participation balance at the middle of month 14 is equal to $12,020. This is equal to the total invested principal balance of $12,000, plus $10 interest earned on $1,000 invested at the beginning of month 1, plus $10 interest earned on $1,000 invested at the beginning of month 2 (both $1,000 investments are assumed to earn only the minimum of 1.00% ($12,000 + $1,000 x 1.00% + $1,000 x 1.00% = $12,020)). During the grace period for the second participation term, $1,010 of this balance will earn interest in the fixed interest subaccount. In the middle of month 14, at the end of the grace period, this $1,010 balance begins a new participation term.

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PROMOTIONS AND PRICING FLEXIBILITY

ACC may sponsor or participate in promotions involving the certificate and its respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who purchase or use other products or services offered by Ameriprise Financial or its affiliates. These promotions will generally be for a specified period of time.

We also may offer different rates based on your amount invested, geographic location and whether the certificate is purchased for an IRA or a qualified retirement account.

HISTORICAL DATA ON THE S&P 500 INDEX

The following chart illustrates monthly closing values of the Index from February 2004 through February 2014. The values of the S&P 500 Index are reprinted with the permission of S&P.

The chart below shows the historical performance of the S&P 500 Index for selected periods.

S&P 500 Index Average Annual Return

Beginning date Feb.	Period held in years	Average annual return
2004	10	4.94%
2009	5	19.00%
2013	1	23.26%

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The next chart illustrates, on a moving 52-week basis, the price return of the S&P 500 Index measured for every 52-week period beginning with the period ended February 2004 and continuing through February 2014. The price return is the percentage return for each period using monthly closing prices of the S&P 500 Index. Dividends and other distributions on the securities comprising the S&P 500 Index are not included in calculating the price return.

The last chart illustrates, on a moving weekly basis, the actual 52-week return of the Ameriprise Market Strategy Certificate at full and partial participation compared to the price return of the S&P 500 Index.

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The performance reflects the returns on the 52-week anniversary date, falling on a Wednesday, of each of the weeks shown.

Your participation earnings are tied to the movement of the S&P 500 Index. They will be based on any increase in this Index as measured on the beginning and ending date of each 52-week term. Of course, if the Index is not higher on the last day of your term than it was on the first day, your principal will be secure but you will earn no participation interest.

How the Index has performed in the past does not indicate how the stock market or the certificate will perform in the future. There is no assurance that certificate owners will receive interest on their accounts beyond any minimum interest or fixed interest selected. The Index could decline.

CALCULATION OF RETURN

The increase or decrease in the S&P 500 Index, as well as the actual return paid to you, is calculated as follows:

Rate of return on S&P 500 Index

Term ending value of S&P 500 Index	minus
Term beginning value of S&P 500 Index	divided by
Term beginning value of S&P 500 Index	equals
Rate of return on S&P 500 Index

The actual return paid to you will depend on your interest participation selection.

For example, assume:

Term ending value of S&P 500 Index	940
Term beginning value of S&P 500 Index	900
Maximum return	5%
Minimum return	1.00%
Partial participation rate	25%

	940	Term ending value of S&P 500 Index
minus	900	Term beginning value of S&P 500 Index
equals	40	Difference between beginning and ending values

	40	Difference between beginning and ending values
divided by	900	Term beginning value of S&P 500 Index
equals	4.44%	Percent increase – full participation return

	4.44%	Percent increase or decrease
times	25%	Partial participation rate
equals	1.11%
plus	1.00%	Minimum interest rate
equals	2.11%	Partial participation return

In both cases in the example, the return would be less than the 5% maximum.

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Examples

To help you understand how a participation term of this certificate works, here are some hypothetical examples. The following are four different examples of market scenarios and how they affect the certificate’s return. Assume for all examples that:

•	you purchased the certificate with a $10,000 original investment,

•	the partial participation rate is 25%,

•	the minimum interest rate for partial participation is 1%,

•	the maximum total return for full and partial participation is 5%.

1. If the S&P 500 Index value rises
Week 1/Wed S&P 500 Index 1,000		4% increase in the S&P 500 Index		Week 52/Tues S&P 500 Index 1,040
Full participation interest			Partial participation interest and minimum interest
$ 10,000	Original investment		$ 10,000	Original investment
+ 400	4% x $10,000		+ 100	1.00% (Minimum interest rate) x $10,000
	Participation interest		+ 100	25% x 4% x $10,000 Participation interest
$ 10,400	Ending balance		$ 10,200	Ending balance
	(4% Total return)			(2.00% Total return)
2. If the S&P 500 Index value falls
Week 1/Wed S&P 500 Index 1,000		4% decrease in the S&P 500 Index		Week 52/Tues S&P 500 Index 960
Full participation interest			Partial participation interest and minimum interest
$ 10,000	Original investment		$ 10,000	Original investment
+ 0	Participation interest		+ 100	1.00% (Minimum interest rate) x $10,000
			+ 0	Participation interest
$ 10,000	Ending balance		$ 10,100	Ending balance
	(0% Total return)			(1.00% Total return)
3. If the S&P 500 Index value rises above the maximum return for full participation
Week 1/Wed S&P 500 Index 1,000		10% increase in the S&P 500 Index		Week 52/Tues S&P 500 Index 1,100
Full participation interest			Partial participation interest and minimum interest
$ 10,000	Original investment		$ 10,000	Original investment
+ 500	5% x $10,000		+ 100	1.00% (Minimum interest rate) x $10,000
	Maximum interest		+ 250	25% x 10% x $10,000 Participation interest
$ 10,500	Ending balance		$ 10,350	Ending balance
	(5% Total return)			(3.50% Total return)
4. If the S&P 500 Index value rises above the maximum return for partial participation
Week 1/Wed S&P 500 Index 1,000		30% increase in the S&P 500 Index		Week 52/Tues S&P 500 Index 1,300
Full participation interest			Partial participation interest and minimum interest
$ 10,000	Original investment		$ 10,000	Original investment
+ 500	5% x $10,000		+ 100	1.00% (Minimum interest rate) x $10,000
	Maximum interest		+ 400	25% x 30% = 7.5%; capped at (5%-1%) x $10,000 Participation interest
$ 10,500	Ending balance		$ 10,500	Ending balance
	(5% Total return)			(5% Total return)

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ABOUT THE S&P 500 INDEX

The description in this prospectus of the S&P 500 Index including its make-up, method of calculation and changes in its components is derived from publicly available information regarding the S&P 500 Index. ACC does not assume any responsibility for the accuracy or completeness of such information.

The S&P 500 Index is composed of 500 common stocks, most of which are listed on the New York Stock Exchange. The S&P 500 Index is published by S&P and is intended to provide an indication of the pattern of common stock movement. S&P chooses the 500 stocks to be included in the S&P 500 Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the U.S. common stock population. Changes in the S&P 500 Index are reported daily in the financial pages of many major newspapers. The index used for the Ameriprise Market Strategy Certificate excludes dividends on the 500 stocks.

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500” and “500” are trademarks of The McGraw-Hill Companies Inc. and have been licensed for use by ACC. The certificate is not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the owners of the certificate or any member of the public regarding the advisability of investing in securities generally or in the certificate particularly or the ability of the S&P 500 Index to track general stock market performance.

S&P’s only relationship to ACC is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index, which is determined, composed and calculated by S&P without regard to ACC or the certificate. S&P has no obligation to take the needs of ACC or the owners of the certificate into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the certificate to be issued or in the determination or calculation of the equation by which the certificate is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the certificate.

S&P does not guarantee the accuracy and/or the completeness of the S&P 500 Index or any data included therein and S&P shall have no liability for any errors, omissions, or interruptions therein. S&P makes no warranty, express or implied, as to the results to be obtained by ACC, owners of the certificate, or any person or entity from the use of the S&P 500 Index or any data included therein. S&P makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the S&P 500 Index or any data included therein. Without limiting any of the foregoing, in no event shall S&P have any liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.

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If for any reason the S&P 500 Index were to become unavailable or not reasonably feasible to use, ACC would use a comparable stock market index for determining participation interest. If this were to occur, we would send you a notice by a practical means such as correspondence (which may be electronic if you and we have so agreed) or a quarterly account statement. The notice would indicate the comparable index and give you the option to withdraw your principal without an early withdrawal penalty. If you chose early withdrawal, you would lose any interest accrued during the term.

OPPORTUNITIES AT THE END OF A PARTICIPATION TERM

Grace period: When a participation term ends, we will notify you of the start of a 14-day grace period before a new term automatically begins. During this 14-day grace period you can:

•	change your participation selection,

•	add money to your certificate,

•	change your participation term to remain in fixed interest,

•	renew your principal from the preceding term in a new participation term and allow interest earned in a term to remain in fixed interest,

•	withdraw part or all of your money in your fixed term or the money in the participation term that just ended without a withdrawal penalty or loss of interest, or

•	receive your participation interest in cash.

By starting your new term early and waiving either the seven- or 14-day grace period, you are choosing to start your next term without knowing the ending value of your current term and waiving the grace period opportunities listed above.

Changing fixed participation selection: Money can be withdrawn from the fixed-interest subaccount at any time without a surrender penalty. The fixed interest on these amounts continues for the life of the certificate. You can add money to your fixed-interest investment at any time. The money added will earn the same rate as the rest of the money in the fixed term.

New term: If you do not make changes when a participation term ends, your certificate will continue with your current selections when the new participation term begins 14 days later as long as the minimum invested for the participation term is $1,000. You will earn fixed interest during this 14-day grace period. If you do not want to wait 14 days before starting your next market participation term, you must phone or send written instructions before your current term ends. You can tell us to start your next term on any Wednesday during the grace period. This will remain in effect for all future terms, unless we receive instructions changing your selection before the term ends. The 2% withdrawal charge will apply when you start your new term. Your notice may also tell us to change your interest selection or add to your certificate. You can arrange to make periodic additional

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investments at each participation term renewal. You can tell us to change your participation selection, add money to your renewing participation term, change your interest selection to remain in fixed interest, renew your principal from the preceding term in a new participation term and allow interest earned in a term to remain in fixed interest, or withdraw part of your money. The change will be in effect for any future term unless we receive instructions from you changing your selection. To learn indexing information and the amount of interest (if any) at the end of a participation term, you can contact your financial advisor or call us.

How to Invest and Withdraw Funds

BUYING YOUR CERTIFICATE

Your financial advisor can help you fill out and submit an application to open an account with us and purchase a certificate. If you purchase your certificate other than through a financial advisor of Ameriprise Financial — for example, through a direct marketing channel — you may be given different purchase instructions. We will process the application at our corporate offices in Minneapolis, Minnesota. When we have accepted your application and received your initial investment and instructions, we will send you a confirmation showing the acceptance date, the initial interest rate for amounts invested at fixed interest, the date your participation term begins and the participation interest selection you have made, detailing your market participation percentage, instructions for participation terms and, if applicable, the minimum interest rate for your first term. After the beginning of each participation term that includes an additional investment sent to us by you, we will send you notice of the value of the S&P 500 Index on the day the term began. For a description of how we determine the fixed interest rate that initially applies to a new investment, see the paragraph on “Fixed interest” of “Interest” under “About the Certificate.” For additional considerations, see “Purchase policies” below. The participation rates and maximum interest in effect at the time of movement from fixed-interest to a participation term will apply to those participation terms.

Important: When you open an account, you must provide ACC with your correct Taxpayer Identification Number (TIN), which is either your Social Security or Employer Identification number. See “Taxes on Earnings and Withdrawals.”

Purchase policies

•

Investments must be received and accepted in the Minneapolis headquarters on a business day before 3 p.m. Central time to be included in your account that day. Otherwise your purchase will be processed the next business day. We reserve the right to change this cut-off time in the future.

•

If you purchase a certificate with a personal check or other non-guaranteed funds, we will wait one day for the process of converting your check to federal funds (e.g., monies of member banks within the Federal Reserve Bank) before your purchase will be accepted and you begin earning interest. For information

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on how to avoid this delay, for example by using a certified check, please call us at the telephone number listed inside the back cover.

•	ACC has complete discretion to determine whether to accept an application and sell a certificate.

A number of special policies apply to purchases, withdrawals and exchanges within IRAs, 401(k) plans and other qualified retirement plans. See “Retirement Plans: Special Policies.”

For additional information on Buying, Selling and Transferring Certificates see page 63.

FULL AND PARTIAL WITHDRAWALS

•

You may withdraw your certificate for its full value or make a partial withdrawal of $100 or more at any time. We reserve the right to change the minimum withdrawal amount in the future. If you purchase this certificate for an IRA, 401(k), or other retirement plan account, early withdrawals or cash payments of interest taken prematurely may be subject to IRS tax and penalty.

•

If you request a withdrawal, the dollars will be removed from credited fixed-interest first, then from principal in your fixed-interest subaccount, then from any renewing participation terms in the grace period, and then from principal in participation terms beginning with the most recent term start date and continuing with such subsequent terms in order of term start dates.

•	You can withdraw the full value of your certificate by giving us proper instructions. To complete these transactions, see “How to Request a Withdrawal or Transfer.”

•	Full and partial withdrawals may result in loss of interest, depending upon the timing of your withdrawal.

•

You may not make a partial withdrawal if it would reduce your certificate balance to less than $1,000 or if it would reduce the amount in a participation term to less than $1,000. If you request such a withdrawal, we will contact you for revised instructions.

•	In certain circumstances, at your request, ACC may allow you to receive the proceeds of your redemption “in-kind,” meaning that you receive securities instead of cash.

Penalties for withdrawal from your participation terms: If you withdraw money from a participation term, you will pay a penalty of 2% of the principal withdrawn. Except to the extent your balance would be less than $1,000, this penalty will be taken from the remaining balance, not the amount withdrawn.

The 2% penalty is waived:

•	upon death of the certificate owner and for six months after the estate settlement has been processed by ACC.

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•	when this certificate is owned by a revocable or irrevocable trust upon death of any grantor of the revocable or irrevocable trust.

•	on withdrawals for IRA certificate accounts and for certificate accounts in other qualified plans for your required minimum distributions at age 70 1/2. See “Retirement Plans: Special Policies.”

Loss of interest: If you make a withdrawal from a participation term at any time other than at the end of the term, you will lose any interest accrued on the withdrawal amount since we credit participation interest only at the end of a term.

Withdrawals from the fixed-interest subaccount before the end of the certificate month (the monthly anniversary of the issue date of your certificate) will result in loss of interest on the amount withdrawn. It may be advantageous, therefore, to request a withdrawal at the end of the certificate month.

Following are examples describing a $2,000 withdrawal during a participation term and from a fixed-interest investment:

Participation term

Balance in participation term	$ 10,000
Interest (interest is credited at the end of the term)	0
Withdrawal of principal	(2,000)
2% withdrawal penalty	(40)
Balance after withdrawal	$ 7,960

You will forfeit any accrued interest on the withdrawal amount.

Fixed interest subaccount

Balance earning fixed interest	$ 10,000
Interest credited to date	100
Withdrawal of credited interest	(100)
Withdrawal of principal	(1,900)
Balance after withdrawal	$ 8,100

Retirement plans: In addition, you may be subject to IRS penalties for early withdrawals if your certificate is in an IRA, 401(k) or other qualified retirement plan account.

Other full and partial withdrawal policies

•

If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before ACC mails a check to you.

•	If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

•	Any payments to you may be delayed under applicable rules, regulations or orders of the Securities and Exchange Commission (SEC).

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Ameriprise Installment Certificate

About the Certificate

INVESTMENT AMOUNTS

ACC offers the Ameriprise Installment Certificate for scheduled monthly purchase payment installments in any amount from $50 through $5,000 payable in U.S. currency, unless you receive prior approval from ACC to invest more. You may also make additional lump-sum investments in any amount, as long as these investments plus your scheduled payments over the life of the certificate do not total more than $600,000. ACC guarantees your principal and interest.

The certificate may be used as an investment for your Individual Retirement Account (IRA), 401(k) plan account or other qualified retirement plan account. If so used, the amount of your contribution (investment) will be subject to any limitations of the plan and applicable federal law. You cannot purchase this certificate in a Coverdell Education Savings Account.

FACE AMOUNT AND PRINCIPAL

The face amount of your certificate is the total of your scheduled monthly investments during its 10-year life. The minimum face amount is $6,000 or the total of 120 monthly investments of $50 each. Your maximum face amount cannot exceed $600,000. We reserve the right to restrict payments that would bring the total monthly investment to more than $5,000. Your principal is the amount you actually invest over the life of the certificate, less any withdrawals of your investments, and penalties and fees. The principal amount is guaranteed by ACC.

VALUE AT MATURITY

Your certificate matures 10 years from its issue date. At maturity, you will receive a distribution for the value of your certificate, which will be the total of your actual investments, plus credited interest not paid to you in cash, less withdrawals, penalties and fees.

RECEIVING CASH DURING THE TERM

If you need your money within three years after the date your certificate was purchased, you may withdraw part or all of its value at any time, less any penalties that apply. Procedures for withdrawing money, as well as conditions under which penalties apply, are described in “How to Invest and Withdraw Funds.”

INTEREST

Your investments earn interest from the date they are credited to your account. Interest is compounded and credited at the end of each certificate month on the monthly anniversary of the issue date.

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ACC declares and guarantees a fixed rate of interest every three months during the life of your certificate. We calculate the amount of interest you earn each certificate month by:

•	applying the interest rate then in effect to your balance each day;

•	adding these daily amounts to get a monthly total; and

•	subtracting interest accrued on any amount you withdraw during the certificate month.

Interest is calculated on a 30-day month and 360-day year basis.

RATES FOR NEW PURCHASES

ACC has complete discretion to determine whether to accept an application and sell a certificate or accept additional payments into a certificate. When your completed application is accepted, and we have received your initial investment, we will send you a confirmation showing the fixed rate that your investment will earn for the first three-month period, 0.55% as of the date of this prospectus.

This rate is set at the discretion of ACC and is effective until further notice.

Rates for new purchases are reviewed and may change weekly. The rate you receive will be the higher of:

•	the rate in effect on the date your completed application is accepted by ACC and funds are received; or

•	the rate in effect seven days prior to that date.

Rates for future periods: Interest on your certificate for future three-month periods may be greater or less than the rates you receive during the first three months. In setting future interest rates, a primary consideration will be the prevailing investment climate. Nevertheless, we have complete discretion as to what interest shall be declared beyond the initial three-month period. At least six days in advance of each three-month period, we will send you notice of the rate that your certificate will earn for that period.

PROMOTIONS AND PRICING FLEXIBILITY

ACC may sponsor or participate in promotions involving the certificate and its respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who purchase or use products or services offered by Ameriprise Financial or its affiliates.

We also may offer different rates based on the amount invested, geographic location and whether the certificate is purchased for an IRA or a qualified retirement account.

These promotions will generally be for a specified period of time. If we offer a promotion, rates will be stated in a supplement to this prospectus.

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How to Invest and Withdraw Funds

BUYING YOUR CERTIFICATE

Your financial advisor will help you fill out and submit an application to open an account with us and purchase a certificate. If you purchase your certificate other than through a financial advisor of Ameriprise Financial Services — for example, through a direct marketing channel — you may be given different purchase instructions. We will process the application at our corporate offices in Minneapolis, Minnesota. When we have accepted your application and received your initial investment, we will send you a confirmation of your purchase, indicating your account number and showing the rate of interest for your first three months as described under “Rates for New Purchases.” See “Purchase policies” below.

Important: When you open an account, you must provide ACC with your correct Taxpayer Identification Number (TIN), which is either your Social Security or Employer Identification number. See “Taxes on Earnings and Withdrawals.” Once your account is set up, there are several convenient ways to make monthly investments.

Purchase policies

•

Investments must be received and accepted in the Minneapolis headquarters on a business day before 3 p.m. Central time to be included in your account that day. Otherwise your purchase will be processed the next business day. We reserve the right to change this cut-off time in the future.

•

You have 15 days from the date of purchase to cancel your investment without penalty by either writing or calling us at the address or phone number on the back of this prospectus. If you decide to cancel your certificate within this 15-day period, you will not earn any interest.

•

If you purchase a certificate with a personal check or other non-guaranteed funds, we will wait one day for the process of converting your check to federal funds (e.g., monies of member banks within the Federal Reserve Bank) before your purchase will be accepted and you begin earning interest. For information on how to avoid this delay, for example by using a certified check, please call us at the telephone number listed on the back cover.

•	ACC has complete discretion to determine whether to accept an application and sell a certificate.

•

If you make no investments for a period of at least six consecutive months and your principal is less than $500, we may send you a notice of our intent to cancel the certificate. After the notice, if an investment is not made within 60 days, your certificate will be canceled, and we will send you a check for its full value.

A number of special policies apply to purchases, withdrawals and exchanges within IRAs, 401(k) plans and other qualified retirement plans. See “Retirement Plans: Special Policies.”

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For additional information on Buying, Selling and Transferring Certificates see page 63.

FULL AND PARTIAL WITHDRAWALS

•

You may withdraw your certificate for its full value or make a partial withdrawal of $100 or more at any time. We reserve the right to change the minimum withdrawal amount in the future. If you purchase this certificate for an IRA, 401(k), or other retirement plan account, early withdrawals or cash payments of interest taken prematurely may be subject to IRS tax and penalty.

•	Complete withdrawal of your certificate is made by giving us proper instructions. To complete these transactions, see “How to Request a Withdrawal or Transfer.”

•	Full and partial withdrawals of principal in the first three years are subject to penalties, described below.

•	You may not make a partial withdrawal if it would reduce your certificate balance to less than $250. If you request such a withdrawal, we will contact you for revised instructions.

•	You may withdraw accumulated interest during any term without paying a surrender charge. A withdrawal of interest must be at least $100 and not reduce your certificate balance below $250.

•	In certain circumstances, at your request, ACC may allow you to receive the proceeds of your redemption “in-kind,” meaning that you receive securities instead of cash.

Penalties for early withdrawal: If you withdraw money within three years after the certificate was purchased, you will pay a penalty of 2% of the principal withdrawn. Except to the extent your balance would be less than $250, this penalty will be taken from the remaining balance, not the amount withdrawn.

The 2% penalty is waived:

•	upon death of the certificate owner and for six months after the estate settlement has been processed by ACC.

•	when this certificate is owned by a revocable or irrevocable trust upon death of any grantor of the revocable or irrevocable trust.

•	on withdrawals for IRA certificate accounts and for certificate accounts in other qualified plans for your required minimum distributions at age 70 1/2. See “Retirement Plans: Special Policies.”

Any withdrawals that result in a distribution from your IRA may be subject to income taxation and tax penalties.

When you request a full or partial withdrawal, we pay the amount you request:

•	first from interest credited to your account,

•	then from the principal of your certificate.

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For example, assume this is your balance at the end of the second year:

Total investments	$7,200.00
Interest credited	75.48
Total balance	$7,275.48

If you request a $1,000 check, we would withdraw funds in this order:

Credited interest	$ 75.48
Withdrawal of principal	924.52
Total requested withdrawal	$1,000.00

In addition, we would have to withdraw funds to cover the full withdrawal penalty:

Principal withdrawn	$ 924.52
Withdrawal penalty %	2%
Withdrawal penalty	$ 18.49

The total transaction would be:

Beginning balance	$7,275.48
Credited interest withdrawn	(75.48)
Principal withdrawn	(924.52)
Withdrawal penalty (also from principal)	(18.49)
Remaining balance	$6,256.99

Loss of interest: Because we credit interest on your certificate’s monthly anniversary, if you make a withdrawal at any time other than the last day of the certificate month, you will lose interest accrued on the withdrawal amount since the end of the last certificate month. It may be advantageous, therefore, to request a withdrawal at the end of the certificate month — that is, on an interest crediting date.

Other full and partial withdrawal policies

•

If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before ACC mails a check to you.

•	If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

•	Any payments to you may be delayed under applicable rules, regulations or orders of the Securities and Exchange Commission (SEC).

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General Information

This information is current as of the date of this prospectus. These instructions may change in the future. Please contact your financial advisor or contact us at one of the numbers inside the back cover if you want to confirm these instructions.

BUYING, SELLING AND TRANSFERRING CERTIFICATES

HOW TO MAKE INVESTMENTS

By phone

Contact your financial advisor or call us at one of the telephone numbers listed on the inside back cover to set up one of the following scheduled plans for monthly investments:

•	Bank authorization (automatic deduction from your account)

•	Automatic payroll deduction

•	Direct deposit of social security check

•	Other plan approved by ACC

•	Monthly minimum investment must be $50

To cancel a bank authorization, you must instruct ACC in writing or by phone. We must receive notice at least three business days before the date funds would normally be withdrawn from your bank account.

By mail

For lump sum investments, send your check, by regular or express mail, along with your name and account number to:

Ameriprise Financial Services

70200 Ameriprise Financial Center

Minneapolis, MN 55474

By client-initiated transaction (ameriprise.com)

For Ameriprise Cash Reserve Certificates only, you may make lump sum or recurring investments online through the ameriprise.com website.

By wire

If you have an established account, you may wire money to:

Wells Fargo Bank MN, NA

6th Street Marquette Ave

Minneapolis, MN 55479

Wire Routing Number: 121-000-248

Give these instructions: Credit Ameriprise Financial Services Account #0000030015 for personal account # (your personal number) for (your name).

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Please be sure to include all 10 digits of the Ameriprise Financial Services account number, including the zeros.

If this information is not included, the order may be rejected and all money received, less any costs we incur, will be returned promptly.

•	Minimum amount for each wire investment: $1,000.

•	Wire orders can be accepted only on days when your bank, Ameriprise Financial and its affiliates and Wells Fargo Bank Minnesota, N.A. are open for business.

•	Wire purchases are completed when wired payment is received and we accept the purchase.

•

Wire investments must be received and accepted in our Minneapolis headquarters on a business day before 3 p.m. Central time to be credited that day. Otherwise your purchase will be processed the next business day.

•	We are not responsible for any delays that occur in wiring funds, including delays in processing by the bank.

•	You must pay for any fee the bank charges for wiring.

TRANSFERS TO OTHER ACCOUNTS

You may transfer part or all of your certificate to any other Ameriprise Certificate or into another new or existing Ameriprise Financial Services account within the same household group and in which you are an owner of both accounts. Transfers to another Ameriprise Financial Services account with different ownership or outside of the same household group may require a written request.

HOW TO REQUEST A WITHDRAWAL OR TRANSFER

By phone

Call us at one of the telephone numbers listed on the back cover.

•	Maximum telephone withdrawal request: $100,000 for ACH and check delivery. Wire requests and internal exchanges have no maximum.

•	Transfers into an Ameriprise Financial Services account within the same household group for owners of those accounts.

•	We will honor any telephone withdrawal or transfer request believed to be authentic and will use reasonable procedures to confirm authenticity.

You may request that telephone withdrawals not be authorized from your account by giving us a written request signed by all account owners.

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By mail

Send your name, account number and request for a withdrawal or transfer, by regular or express mail, to:

Ameriprise Financial Services

70100 Ameriprise Financial Center

Minneapolis, MN 55474

Written requests are required for:

•	Withdrawals over $100,000.

•	Transfers to another Ameriprise Financial Services account with different ownership. All current registered owners must sign the request.

•	Withdrawals to special payees.

By client-initiated transaction (ameriprise.com)

For Ameriprise Cash Reserve Certificate clients only, you may make an online lump sum transaction through ameriprise.com.

•	Transfers to certain other Ameriprise Financial Services accounts within the same household group in which you are an owner on both accounts (requires one or more owners to approve the request).

•	Transfers to an account outside of Ameriprise Financial (requires one owner on a joint account to approve the request).

HOW TO RECEIVE PAYMENT WHEN YOU WITHDRAW FUNDS

By regular or express mail

•	Mailed to address on record; please allow seven days for mailing.

•	Payable to name(s) listed on the account.

•

The express mail delivery charges you pay will vary depending on the courier you select. We will deduct the fee from your remaining certificate balance, provided that balance would not be less than $1,000. If the balance would be less than $1,000, we will deduct the fee from the proceeds of the withdrawal.

By wire

•	Minimum wire amount: $1,000.

•	Request that money be wired to your bank.

•	Bank account must be in same ownership as the ACC account.

•	Pre-authorization required. Complete the bank wire authorization section in the application or use a form supplied by your financial advisor. All registered owners must sign.

•	Applicable wire charges will be deducted from your balance for partial withdrawals or from the proceeds of a full withdrawal.

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By electronic transfer

•	Available for pre-authorized scheduled partial withdrawals and other full or partial withdrawals.

•	No charge.

•	Deposited electronically in your bank account or to certain other Ameriprise Financial Services account.

•	Allow two to five business days from request to deposit.

RETIREMENT PLANS: SPECIAL POLICIES

•

If the certificate is purchased for a 401(k) plan or other qualified retirement plan account, the terms and conditions of the certificate apply to the plan as the owner of the certificate. However, the terms of the plan, as interpreted by the plan trustee or administrator, will determine how a participant’s benefit under the plan is administered. These terms may differ from the terms of the certificate.

•

If your certificate is held in a custodial or investment only retirement plan, special rules may apply at maturity. If no other investment instructions are provided directing how to handle your certificate at maturity, the full value of the certificate may transfer to a new or existing cash management account or Ameriprise Cash Reserve Certificate.

•

Ameriprise certificates do not charge IRA custodial fees; however, fees (including custodial fees) related to non-certificate products (e.g., brokerage accounts) you may hold may be withdrawn from your certificate according to the terms of your plan. It may reduce the amount payable at maturity or the amount received upon an early withdrawal.

•	Retirement plan withdrawals may be subject to withdrawal penalties or loss of interest even if they are not subject to federal tax penalties.

•	If applicable, we will waive withdrawal penalties on withdrawals for qualified retirement plan and IRA certificate accounts for your required minimum distributions.

•

If your certificate is held in an IRA, special rules or fees, or both, may apply at maturity. If no other investment instructions are provided directing how to handle your certificate at maturity, you will receive a distribution for the full value of your certificate, less 10% federal withholding unless we are notified ahead of time not to withhold.

•

If you withdraw all funds from your last account in an IRA at Ameriprise Trust Company, a plan termination fee may apply as set out in Your Guide to IRAs, the disclosure information received when you opened your account.

•	The termination fee will be waived if a withdrawal occurs after you have reached age 70 1/2 or upon the owner’s death.

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•	Ameriprise certificates are not offered in 403(b) plans.

COVERDELL EDUCATION SAVINGS ACCOUNT

Ameriprise Certificates are not offered in a Coverdell Education Savings Account.

WITHDRAWAL AT DEATH FOR AMERIPRISE FLEXIBLE SAVINGS CERTIFICATE, AMERIPRISE INSTALLMENT CERTIFICATE, AMERIPRISE STOCK MARKET CERTIFICATE AND AMERIPRISE MARKET STRATEGY CERTIFICATE

If a certificate is surrendered upon the client’s death, any applicable surrender charge will be waived.

TRANSFER OF OWNERSHIP

While a certificate is not negotiable, ACC will transfer ownership upon your written notification. However, if you have purchased your certificate for a 401(k) plan or other qualified retirement plan, or an IRA you may be unable to transfer or assign the certificate without losing the account’s favorable tax status. Please consult your tax advisor.

FOR MORE INFORMATION

For information on purchases, withdrawals, exchanges, transfers of ownership, proper instructions and other service questions regarding your certificate, please consult your financial advisor or call us at the telephone numbers listed on the back cover.

If you purchase your certificate other than through a financial advisor, you may be given different purchase and withdrawal instructions.

Taxes on Earnings and Withdrawals

Each calendar year we provide the certificate owners and the IRS with reports of all interest of $10 and above credited to certificate owners’ accounts on Form 1099-INT, Interest Income, or Form 1099-OID, Original Issue Discount, as appropriate. Withdrawals are reported to certificate owners and the IRS on Form 1099-B, Proceeds from Broker and Barter Exchange Transactions because a surrender or redemption from a certificate is treated as a sale of a security. Under current rules the adjusted basis of a certificate issued after January 1, 2016 will be reported to certificate owners and the IRS on Form 1099-B.

We also provide information on participation and minimum interest on the Ameriprise Market Strategy Certificate and the Ameriprise Stock Market Certificate when credited to owners’ accounts, generally at the end of each certificate term, and fixed and interim interest accrued through the end of each calendar year. The manner in which such income is to be reported for tax purposes by a certificate owner may be different if the owner is not a cash basis taxpayer.

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We currently report participation interest and minimum interest to the certificate holder as qualified stated interest, on Form 1099-INT, although there can be no guarantee that such interest will be treated as qualified stated interest for tax purposes. The Internal Revenue Code and Treasury Regulations do not address the taxation of financial products with all of the unique features of the Ameriprise Market Strategy Certificate and the Ameriprise Stock Market Certificate. The following summary of the original issue discount (OID) rules is another possible interpretation of the tax rules that could apply to the Ameriprise Market Strategy Certificate and the Ameriprise Stock Market Certificate.

Under the OID rules, payments that are contingent upon future events, such as participation interest and minimum interest on the Ameriprise Market Strategy Certificate and the Ameriprise Stock Market Certificate, could be considered OID instead of interest. If the OID rules applied, participation interest and minimum interest generally would be accrued and taxed annually as OID. Consequently, a cash-basis taxpayer would pay tax in a year on the amount of OID accrued for that year rather than actual payments credited to the account.

If the OID rules applied to the Ameriprise Market Strategy Certificate and the Ameriprise Stock Market Certificate, these certificates could be considered contingent payment debt instruments (CPDI), subject to the non-contingent bond method, which would require certificate holders to accrue and pay tax on participation interest and minimum interest at a constant yield over the certificate’s term, as if the certificate was a fixed interest rate product. The projected amount of each contingent payment (participation interest and minimum interest at term-end), as of the date of issuance, would be used to determine the rate of OID accrual. The projected amount of each contingent payment is based on market information, if available. If the contingent payments at term-end (participation interest and/or minimum interest) are greater than the amount of OID accrued through term-end, the difference is treated as additional OID. If the contingent payments at term-end are less than the amount of OID accrued through term-end, the difference is treated as a reduction of OID, an ordinary loss, or a capital loss, depending on the circumstances. If these CPDI rules applied, a certificate’s basis would be adjusted (increased) as OID accrues. Additionally, early withdrawals of principal from an Ameriprise Market Strategy Certificate or an Ameriprise Stock Market Certificate would be considered partial redemptions, which could require recognition of gain or loss at the time of withdrawal.

Effective for taxable years beginning on or after January 1, 2013, certain high-income individuals (as well as estates and trusts) are subject to a 3.8% net investment income tax. For individuals, the 3.8% tax applies to the lesser of (1) the amount by which the taxpayer’s modified adjusted gross income exceeds certain threshold amounts or (2) the taxpayer’s “net investment income.” For this purpose, net investment income includes interest and original issue discount (if any) on certificates.

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The foregoing does not address the tax consequences of ownership of a certificate through an IRA, 401(k) or other tax qualified retirement plan account, does not address the taxation of certificates under state, municipal, or foreign law, and does not cover all tax consequences arising from the ownership of a certificate. It is possible that changes in tax laws or interpretations may result in changes to the taxation of certificates or tax reporting for certificates. The tax consequences described in this prospectus are based on the issuer’s interpretation of current law, based on the assumption that Ameriprise Certificates should be subject to taxation in a manner similar to comparable financial products. The issuer has not received an IRS ruling, or an opinion of counsel verifying the tax consequences described herein. As always, before purchasing an Ameriprise Certificate, you should consult your own tax advisor as to all tax consequences of certificate ownership.

FOREIGN INVESTORS

U.S. law requires withholding and reporting on certain transactions on accounts owned by foreign investors, including nonresident aliens and foreign entities. The IRS requires that these investors certify non-U.S. status and, if applicable, treaty eligibility, by completing one of the Forms W-8, available at www.irs.gov. Nonresident alien individuals must provide us with one of the Forms W-8. Failure to provide Form W-8 may result in backup withholding on interest, withdrawals, and redemptions. Other new rules will require additional reporting for foreign entities, such as foreign financial institutions. ACC does not accept foreign entity clients as certificate purchasers.

Interest on your certificate is “portfolio interest” as defined in U.S. Internal Revenue Code Section 871(h). Portfolio interest received by a nonresident individual or a foreign corporation from sources within the United States is generally not subject to U.S. tax. Even though your interest income is not taxed by the U.S. government, it will be reported at year end to you and to the U.S. government on a Form 1042-S, Foreign Person’s U.S. Source Income Subject to Withholding. The United States participates in various tax treaties with foreign countries, which provide for sharing of tax information between the United States and such foreign countries. Under the Foreign Account Tax Compliance Act (FATCA – Internal Revenue Code §§1471-1474 and Treasury Regulations), a withholding agent may be required to withhold 30% of distributions paid after June 30, 2014 and gross proceeds paid after December 31, 2016 to (i) a foreign financial institution (including non-U.S. investment funds) unless such foreign financial institution agrees to verify, report, and disclose certain of its U.S. accountholders and meets certain other specified requirements or (ii) a non-financial foreign entity that is the beneficial owner of the payment unless such entity certifies that it does not have any substantial U.S. owners or provides the name, address, and taxpayer identification number of each substantial U.S. owner and such entity meets certain other specific requirements.

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RETIREMENT ACCOUNTS

If these certificates are held in an IRA or other qualified plan account, certain income tax rules apply to withdrawals.

Income Tax Withholding: When you take a distribution from an IRA, 10% of the amount must be withheld for federal income taxes, unless you elect not to have the tax withholding apply. When you take a distribution from a qualified plan account, such as a 401(k), 20% of the amount must be withheld for federal income taxes unless the distribution is directly rolled over to another qualified plan or IRA. Distributions that are not eligible to be rolled over, such as required minimum distributions, are not subject to 20% mandatory withholding but may be subject to the 10% withholding described above.

The federal income tax withholding requirements differ if we deliver payment outside the United States or you are a non-resident alien.

Tax Penalties: In general, distributions from IRAs and other qualified plan accounts are also subject to an IRS 10% premature distribution penalty tax unless the distribution is made after age 59 1/2 or to your beneficiaries following your death, or you are disabled. Other exceptions may also apply.

Consult your tax advisor to see how these rules apply to you before you request a distribution from your plan or IRA.

These certificates may not be available for all types of retirement accounts.

YOUR TIN AND BACKUP WITHHOLDING

As with any financial account you open, as a U.S. taxpayer (including a U.S. citizen, resident alien, and sometimes a U.S. entity), you must list your correct taxpayer identification number (TIN), which is generally either your Social Security or Employer Identification number. You must certify your TIN under penalties of perjury on your application when you open an account.

If you don’t provide and certify the correct TIN, you could be subject to backup withholding or FATCA withholding as a presumed foreign entity. You could also be subject to backup withholding because you failed to report interest on your tax return as required. You could also be subject to IRS penalties, such as:

•	a $50 penalty for each failure to supply your correct TIN;

•	a civil penalty of $500 if you make a false statement that results in no backup withholding; and

•	criminal penalties for falsifying information.

If you are not a U.S. taxpayer, you must provide the appropriate IRS Form W-8 to certify your non-U.S. status. There are various Forms W-8 for different types of taxpayers. The most common Form W-8 is Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding.

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For details on TIN requirements or for forms to certify your U.S. or non-U.S. status, ask your financial advisor or contact your local Ameriprise Financial Services office. You also may obtain Form W-9, Request for Taxpayer Identification Number and Certification, or Form W-8 on the internet at irs.gov.

How Your Money is Used and Protected

INVESTED AND GUARANTEED BY ACC

ACC, a wholly-owned subsidiary of Ameriprise Financial, issues Ameriprise Certificates. ACC is the largest issuer of face-amount certificates in the United States, with total assets of more than $4.2 billion and a net worth in excess of $223 million on December 31, 2013.

We back our certificates by investing the money received and keeping the invested assets on deposit. Our investments generate interest and dividends, out of which we pay:

•	interest to certificate owners; and

•

various expenses, including taxes, fees to Columbia Management Investment Advisers, LLC for advisory and other services, distribution fees to Ameriprise Financial Services, selling agent fees to selling agents, custody fees to Ameriprise Trust Company or any subcustodian of Ameriprise Trust Company, and transfer agent fees to Columbia Management Investment Services Corp.

For a review of significant events relating to our business, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” No national rating agency rates our certificates.

Most banks and thrifts offer investments known as CDs that are similar to our certificates in many ways. Early withdrawals of bank CDs often result in penalties. Banks and thrifts generally have federal deposit insurance for their deposits and lend much of the money deposited to individuals, businesses and other enterprises. Other financial institutions and some insurance companies may offer investments with comparable combinations of safety and return on investment.

REGULATED BY GOVERNMENT

Because Ameriprise Certificates are securities, their offer and sale are subject to regulation under federal and state securities laws. Ameriprise Certificates are face-amount certificates. Each certificate is not a bank product, an equity investment, a form of life insurance or an investment trust.

The federal Investment Company Act of 1940 requires us to keep investments on deposit in a segregated custodial account. These investments back the value of all outstanding certificate accounts. Specifically, their amortized cost must exceed the required carrying value of the outstanding certificates by a prescribed amount. As of March 31, 2014, the amortized cost of these investments exceeded the required carrying value of our outstanding certificates by more than the prescribed amount. We are

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required to use amortized cost for these regulatory purposes. In general, amortized cost is determined by systematically increasing the carrying value of a security if acquired at a discount, or reducing the carrying value if acquired at a premium, so that the carrying value is equal to maturity value on the maturity date. The amortized cost of an investment may not be equivalent to the market value of such investment. Therefore, if ACC sells investments it may receive less than amortized cost.

ACC has agreed with the SEC to maintain capital and surplus equal to 5% of outstanding liabilities on certificates (not including loans made on certificates in accordance with terms of some certificates that no longer are offered by ACC). ACC also has entered into a written understanding with the Minnesota Department of Commerce that ACC will maintain capital equal to 5% of the assets of ACC (less any loans on outstanding certificates). When computing its capital for these purposes, ACC values its assets on the basis of statutory accounting for insurance companies rather than generally accepted accounting principles. The statutory accounting rules are used pursuant to regulatory requirements and are used to calculate the required capital ratio. Generally accepted accounting principals are used to value all assets on the company’s balance sheet.

BACKED BY OUR INVESTMENTS

The composition of the ACC portfolio at December 31, 2013 was as follows:

Type of investment	Net amount invested
Mortgage and other asset backed securities	72%

Corporate and other bonds	23%

Cash and cash equivalents	2%

Mortgage loans and other loans	3%

At December 31, 2013 about 91% of our securities portfolio (including bonds and preferred stocks) was rated investment grade by Moody’s Investors Service (Moody’s), Standard & Poor’s Ratings Services (S&P) and Fitch Ratings Ltd (Fitch) and an additional approximately 3% of the portfolio was deemed investment grade based on Columbia Management Investment Advisers, LLC’s internal analysis, using criteria similar to those used by Moody’s, S&P and Fitch, when a public rating did not exist. For additional information regarding securities ratings, please refer to Note 3 to the financial statements.

Most of our investments are on deposit with Ameriprise Trust Company, Minneapolis, or its subcustodian, although we also maintain separate deposits as required by certain states. Ameriprise Trust Company is a wholly-owned subsidiary of Ameriprise Financial. Copies of our December 31, 2013 Schedule of Investments in Securities of Unaffiliated Issuers are available upon request. For comments regarding the valuation, carrying values and unrealized appreciation (depreciation) of investment securities, see Notes 1, 2 and 3 to the financial statements.

INVESTMENT POLICIES

Columbia Management Investment Advisers, LLC serves as ACC’s investment adviser and invests the assets in ACC’s portfolio in accordance with ACC’s

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investment policy and applicable law. The following policies currently govern Columbia Management Investment Advisers, LLC investment decisions:

Debt securities

Most of our investments are in debt securities as referenced in the table in “Backed by Our Investments” under “How Your Money is Used and Protected.” Debt securities may include government obligations, asset-backed securities and bonds.

The prices of bonds generally fall as interest rates increase, and rise as interest rates decrease. The price of a bond also fluctuates if its credit rating is upgraded or downgraded. The prices of bonds below investment grade may react more to whether a company can pay interest and principal when due than to changes in interest rates. Below investment-grade bonds may experience greater price fluctuations than investment-grade bonds, and are more likely to experience a default, and sometimes are referred to as junk bonds. Under normal circumstances, at least 85% of the securities in ACC’s portfolio will be rated investment grade, or in the opinion of ACC’s investment adviser will be the equivalent of investment grade. Securities that are subsequently downgraded in quality may continue to be held by ACC and will be sold only when ACC’s investment adviser believes it is advantageous to do so.

At December 31, 2013, ACC held about 6% of its investment portfolio in investments rated below investment grade.

Foreign investments

We may invest up to 10% of our assets in certain foreign securities as permitted by applicable Minnesota law. This excludes Canadian securities.

Asset-backed securities

As noted previously in the discussion of debt securities, ACC may invest in certain asset-backed arrangements so long as certain underwriting conditions are met. Asset-backed arrangements include collateralized obligations (such as pools of mortgage and other loan obligations), partnership interests, and other pooled investment vehicles.

Real estate

We may invest in real estate, either directly or indirectly through a subsidiary of ACC. We expect such equity investments in real estate will be less than 10% of ACC’s assets. We may also invest in mortgage loans secured by real estate, so long as certain underwriting conditions are met.

Purchasing securities on margin

We will not purchase any securities on margin or participate on a joint basis or a joint-and-several basis in any trading account in securities.

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Commodities

We have not and do not intend to purchase or sell commodities or commodity contracts except to the extent that transactions described in “Financial transactions including hedges” in this section may be considered commodity contracts.

Underwriting

We do not intend to engage in the public distribution of securities issued by others. However, if we purchase unregistered securities and later resell them, we may be considered an underwriter (selling securities for others) under federal securities laws.

Borrowing money

From time to time we may establish a line of credit with banks if management believed borrowing was necessary or desirable. We may pledge some of our assets as security. We may occasionally use repurchase agreements as a way to gain additional liquidity. As generally used by ACC for liquidity purposes, such agreements are agreements under which we sell a security for a relatively short period of time subject to the obligation of a buyer to resell and us to repurchase such security at a specified time and price which includes an agreed upon interest rate.

Lending securities

Through our custodian and its lending agent we may lend some of our securities to broker-dealers and receive cash or certain securities equal to at least 100% of the market value of the securities as collateral. We may invest cash received as collateral in short-term securities or in a money market fund. If the market value of the loaned securities goes up, the borrower pays us additional cash. During the course of the loan, the borrower makes cash payments to us equal to all interest, dividends and other distributions paid on the loaned securities. We will try to vote these securities if a major event affecting our investment is under consideration. We expect that outstanding securities loans will not exceed 33 1/3% of ACC’s assets.

When-issued securities

Some of our investments in debt securities and loans originated by banks or investment banks are purchased on a when-issued or similar basis. It may take as long as 45 days or more before these investments are available for sale, issued and delivered to us. We generally do not pay for these investments or start earning on them until delivery. We have established procedures to ensure that sufficient cash is available to meet when-issued commitments. ACC’s ability to invest in when-issued investments is not limited except by its ability to set aside cash or high quality investments to meet when-issued commitments. When-issued investments are subject to market fluctuations and they may affect ACC’s investment portfolio the same as owned securities.

Financial transactions including hedges

We buy or sell various types of options contracts for hedging purposes or as a trading technique to facilitate securities purchases or sales. We may buy interest rate caps for hedging purposes. These pay us a return if interest rates rise above a specified level.

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If interest rates do not rise above a specified level, the interest rate caps do not pay us a return. ACC may enter into other financial transactions, including futures and other derivatives, for the purpose of managing the interest rate exposures associated with ACC’s assets or liabilities. Derivatives are financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, security or index. A small change in the value of the underlying asset, security or index may cause a sizable gain or loss in the fair value of the derivative. There is no limit on ACC’s ability to enter into financial transactions to manage the interest rate risk associated with ACC’s assets and liabilities, but ACC does not foresee a likelihood that it will be feasible to hedge most or all of its assets or liabilities.

Illiquid securities

A security is illiquid if it cannot be sold in the normal course of business within seven days at approximately its current market value. Some investments cannot be resold to the U.S. public because of their terms or government regulations. All securities, however, can be sold in private sales, and many may be sold to other institutions and qualified buyers or on foreign markets. ACC’s investment adviser will follow guidelines established by the board of directors and consider relevant factors such as the nature of the security and the number of likely buyers when determining whether a security is illiquid. No more than 15% of ACC’s investment portfolio will be held in securities that are illiquid. In valuing its investment portfolio to determine this 15% limit, ACC will use statutory accounting under an SEC order. This means that, for this purpose, the portfolio will be valued in accordance with applicable Minnesota law governing investments of life insurance companies, rather than generally accepted accounting principles.

Other restrictions

There are no restrictions on concentration of investments in any particular industry or group of industries or on rates of portfolio turnover. However, ACC adheres to concentration and other limits as set forth in applicable Minnesota law governing ACC’s investments.

General Information on ACC and How It Operates

RELATIONSHIP BETWEEN ACC AND AMERIPRISE FINANCIAL, INC.

ACC was originally organized as Investors Syndicate of America, Inc., a Minnesota corporation, on October 15, 1940, and began business as an issuer of face amount investment certificates on January 1, 1941. The company became a Delaware corporation on December 31, 1977, changed its name to IDS Certificate Company on April 2, 1984, to American Express Certificate Company on April 26, 2000, and to Ameriprise Certificate Company on August 1, 2005.

ACC files reports on Forms 10-K and 10-Q with the SEC. The public may read and copy materials we file with the SEC at the SEC’s Public Reference Room at

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450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site (sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Before ACC was created, Ameriprise Financial (formerly known as American Express Financial Corporation and, before that, IDS Financial Corporation), our parent company, had issued similar certificates since 1894.

CAPITAL STRUCTURE

ACC authorized, issued and has outstanding 150,000 shares of common stock, par value of $10 per share. Ameriprise Financial owns all of the outstanding shares.

SERVICE PROVIDERS

In connection with ACC’s business of issuing and distributing certificates and managing the assets that back the certificates it utilizes a number of service providers. ACC has entered into agreements with several entities, all of which are affiliated with ACC, to provide asset management and administrative services, distribution, transfer agent services, and custody.

INVESTMENT MANAGEMENT AND SERVICES

Under the Investment Advisory and Services Agreement, Columbia Management Investment Advisers, LLC acts as our investment adviser and is responsible for:

•	providing investment research,

•	making specific investment recommendations, and

•	executing purchase and sale orders according to our policy of seeking to obtain the best price and execution.

All these activities are subject to direction and control by our board of directors and officers. Our agreement with Columbia Management Investment Advisers, LLC requires annual renewal by our board, including a majority of directors who are not interested persons of Columbia Management Investment Advisers, LLC, Ameriprise Financial or ACC as defined in the federal Investment Company Act of 1940.

For its services, ACC pays Columbia Management Investment Advisers, LLC a monthly fee, equal on an annual basis to a percentage of the net invested assets of ACC.

Net invested assets are determined using Generally Accepted Accounting Principles (GAAP) and include the following items:

•	cash and cash equivalents;

•	accounts receivable for interest and dividends and securities sold;

•	accounts payables for invested assets purchased;

•	securities available for sale (including any segregated assets);

•	trading securities;

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•	purchased equity index options;

•	written equity index options; and

•	mortgages.

  Investment advisory and services fee rate

Included assets	Percentage of net invested assets
First $250 million	0.350%

Next $250 million	0.300

Next $500 million	0.250

Any amount over $1 billion	0.200

The fee paid to Columbia Management Investment Advisers, LLC for managing and servicing bank loans is 0.35% of the book value of the investment on an annual basis.

  Investment advisory and services fee paid for the past three years

Year	Total fees
2013	$8,801,570
2012	6,916,986
2011	7,081,955

Other expenses payable by ACC: In addition to the investment management services described above, the Investment Advisory and Services Agreement also provides that ACC pays:

•	costs incurred by ACC in connection with the acquisition, management, servicing or disposition of real estate mortgages, real estate or property improvement loans;

•	taxes;

•	depository and custodian fees incurred by ACC;

•	brokerage commissions and charges in the purchase and sale of ACC’s assets;

•

fees and expenses for services not covered by other agreements and provided to ACC at our request, or by requirement, by attorneys, auditors, examiners and professional consultants who are not officers or employees of RiverSource Investments;

•	fees and expenses of ACC’s directors who are not officers or employees of Columbia Management Investment Advisers, LLC or its affiliates;

•	provision for certificate reserves (interest accrued on certificate owner accounts);

•	expenses of customer settlements not attributable to sales functions;

•	transfer agency fees and expenses;

•	filing fees and charges incurred by ACC in connection with filing documents with the State of Minnesota or its political subdivisions;

•	organizational expenses paid by ACC; and

•	expenses properly payable by ACC, approved by the ACC Board of Directors.

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Under the Administration and Services Agreement between Columbia Management Investment Advisers, LLC and Ameriprise Financial, Columbia Management Investment Advisers, LLC delegates certain administrative and investment support services to Ameriprise Financial.

DISTRIBUTION

Under the Distribution Agreement between ACC and Ameriprise Financial Services, Ameriprise Financial Services receives compensation for the distribution of Ameriprise certificates as follows:

For Ameriprise Cash Reserve Certificate:

•	0.025% of the initial payment on the issue date of the certificate, and

•	0.025% of the certificate’s reserve at the beginning of the second and subsequent quarters from issue date.

For Ameriprise Flexible Savings Certificate:

•	For all terms except 7 and 13 months, 0.08% of the initial payment on the issue date of the certificate;

•	For all terms except 7 and 13 months, 0.08% of the certificate’s reserve at the beginning of the second and subsequent quarters from issue date;

•

For 7-month terms, 0.08% of the initial payment on the issue date of the certificate, 0.08% of the certificate’s reserve at the beginning of the second quarter from issue date of the certificate and 0.027% of the certificate’s reserve at the beginning of the last month of the certificate term; and

•

For 13-month terms, 0.032% of the initial payment on the issue date of the certificate, 0.032% of the certificate’s reserve at the beginning of the second, third and fourth quarters from issue date and 0.011% at the beginning of the last month of the certificate term.

For Ameriprise Installment Certificate:

•	Monthly 2.5% of all payments received during the month. This fee is paid on all payments received on or after issue of your certificate until the certificate’s maturity date.

For Ameriprise Market Strategy Certificate:

•	0.50% of the initial investment on the first day of the certificate’s term, and

•	0.50% of the certificate’s reserve at the beginning of each subsequent term.

For Ameriprise Stock Market Certificate:

•	0.50% of the initial investment on the first day of the certificate’s term, and

•	0.50% of the certificate’s reserve at the beginning of each subsequent term.

The distribution fee is not assessed to your certificate account.

Total distribution fees paid to Ameriprise Financial Services for all series of certificates amounted to $10,545,599 during the year ended December 31, 2013.

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See Note 1 to the financial statements regarding deferral of distribution fee expense.

In addition, ACC may pay distributors additional compensation for distribution activities under certain circumstances. From time to time, ACC may pay or permit other promotional incentives, in cash or credit or other compensation.

ACC’s products are sold in the United States through a network of financial advisors who are either employees of or affiliated with Ameriprise Financial Services. Ameriprise Financial Services pays commissions to its financial advisors, and pays other selling expenses in connection with services to ACC. The financial advisors sell a range of investment products, both proprietary and non-proprietary, including products that may compete with certificates offered by ACC. Differences in the compensation structure associated with the various products that the financial advisors sell tend to create conflicts between the interests of the financial advisors’ clients and the interests of the financial advisors themselves. These conflicts are mitigated by regulatory standards that govern the financial advisors’ sales practices and Ameriprise Financial Services oversight of those sales practices. ACC’s board of directors, including a majority of directors who are not interested persons of Ameriprise Financial Services or ACC, approved the Distribution Agreement.

TRANSFER AGENT

Under the Transfer Agency Agreement, Columbia Management Investment Services Corp., a wholly-owned subsidiary of Ameriprise Financial, maintains certificate owner accounts and records. ACC pays Columbia Management Investment Services Corp. a monthly fee of one-twelfth of $26.00 per certificate owner account for this service.

CUSTODIAN

Under the Custody Agreement, Ameriprise Trust Company, a wholly-owned subsidiary of Ameriprise Financial, holds ACC’s assets in custody for the benefit of ACC. ACC pays Ameriprise Trust Company fees based on the assets held in custody for ACC as well as per transaction charges for certain types of transactions and out-of-pocket expenses. The agreement authorizes Ameriprise Trust Company to enter into subcustodial arrangements with other banks. On Dec. 15, 2008, Ameriprise Trust Company entered into such subcustodial arrangements with JPMorgan Chase Bank, N.A.

DIRECTORS AND OFFICERS

The nomination and selection of the independent directors, directors who are not “interested persons” of ACC as defined in the Investment Company Act of 1940, is committed to the discretion of the incumbent independent directors. The full slate of directors is then submitted to ACC’s sole shareholder, Ameriprise Financial. The sole shareholder elects the board of directors that oversees ACC’s operations. The board annually elects the chairman and ACC’s executive officers for a term of one year.

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We paid a total of $232,000 during 2013 to independent directors.

Experience and Qualifications

The following is a summary of the experience, qualifications, attributes and skills of each director that were among the criteria that led to the conclusion, as of the date of this prospectus, that each director should serve as a director in light of ACC’s business and structure. References to the experience, qualifications, attributes and skills of directors are pursuant to requirements of the Securities and Exchange Commission, and are not holding out the board or any director as having any special expertise and shall not impose any greater responsibility or liability on any director or on the board.

Independent Board Members*

Name, address, age	Position held with ACC and length of service	Principal occupations during past ten years	Other directorships	Committee memberships
Karen M. Bohn 6620 Iroquois Trail Edina, MN 55439 Born in 1953	Chair of the Board since 2009 Board member since 2001	President, Galeo Group LLC, a management consulting firm, since 1998; independent business consultant	Alerus Financial Corp., Otter Tail Corporation	Audit
Lorna P. Gleason 11 Red Cedar Lane Minneapolis, MN 55410 Born in 1956	Board member since 2011	President, Financial Assets Advisors, LLC, a consulting firm, since 2010; Senior Vice President, UMB, since 2010; Vice President and Senior Vice President, Wells Fargo, 2008-2010; Senior Managing Director, GMAC Health Capital, 2000-2007	None	Audit
Jean B. Keffeler P.O. Box 1377 Livingston, MT 59047 Born in 1945	Board member since 1999	Retired business executive and independent management consultant, prior to 1991 held senior management positions with HealthOne Corporation and Control Data Corporation	None	Audit
Robert McReavy 11814 Shady Oak Lane Minnetonka, MN 55343 Born in 1959	Board member since 2012	COO and General Counsel, Jeffrey Slocum & Associates	None	Audit

*	Ms. Keffeler serves as a director of RiverSource Life Insurance Company of New York. RiverSource Life Insurance Company of New York is indirectly controlled by Ameriprise Financial or its affiliates.

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Board Member Affiliated with Ameriprise Certificate Company**

Name, address, age	Position held with ACC and length of service	Principal occupations during past ten years	Other directorships	Committee memberships
Abu M. Arif 7 World Trade Center Suite 3900 250 Greenwich Street New York, NY 10007 Born in 1967	Board member since 2013; President and Chief Executive Officer since August 2012	Senior Vice President AWM Business Development and General Manager Banking & Cash Solutions, since January 1, 2013; Senior Vice President & General Manager, AWM Cash and Payment Solutions Ameriprise Bank, FSB, 2007-2012; Vice President of Marketing Strategy & Retail Retirement Plans for Ameriprise Financial, Inc., 2005-2007; VP Strategic Planning & Business Development, American Express Co., 2000-2005	Ameriprise National Trust Bank, American Enterprise Investment Services Inc.	None

**	Interested person by reason of being an officer, director and/or employee of Ameriprise Financial or its affiliates.

Each director also has considerable familiarity with ACC, its investment adviser and service providers, as well as the regulatory requirements governing face-amount certificate companies and the responsibilities of investment company directors, as a result of his or her prior service as a director of ACC.

Board Structure

ACC’s board of directors manages the business affairs of ACC. The directors establish policies and review and approve contracts and their continuance. The directors regularly request and/or receive reports from the investment adviser, ACC’s other service providers and ACC’s Chief Compliance Officer (“CCO”). The board is comprised of five directors, four of whom (including the chairman) are independent directors. The board has established an audit committee comprised of all four independent directors. The Audit Committee is responsible for monitoring ACC’s accounting policies, financial reporting and internal control system, monitoring the work of ACC’s independent accountants and providing an open avenue of communication among the independent accountants, the internal audit department of Ameriprise Financial, Inc., ACC’s management and the board. ACC’s day-to-day operations are managed by the investment adviser and other service providers. The board and the Audit Committee meet periodically throughout the year to review ACC’s activities, including, among others, valuation matters and compliance with regulatory requirements, and to review contractual arrangements with service providers. The board has determined that ACC’s

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leadership structure is appropriate given the number of certificates and the size and nature of ACC.

Risk Oversight

Consistent with its responsibility for oversight of ACC, the board, among other things, oversees risk management of ACC’s investment program and business affairs directly and through the committee structure that it has established. The board has appointed Ameriprise Financial’s Financial Risk Management Committee (“FRMC”) as the investment committee of ACC. FRMC is comprised of senior business managers and holds regularly scheduled meetings to review models projecting various interest rate scenarios and risk/return measures and their effect on various portfolios managed by the investment advisor, including that of ACC. FRMC’s objectives are to structure ACC’s portfolio of investment securities based upon the type and behavior of the certificates in the certificate reserve liabilities, to achieve targeted levels of profitability within defined risk parameters and to meet certificate contractual obligations. Risks to ACC include, among others, investment risk, credit risk, liquidity risk, valuation risk and operational risk, as well as the overall business risk relating to ACC. The board has adopted, and periodically reviews, policies and procedures designed to address these risks. Under the overall supervision of the board, the investment adviser and other services providers also have implemented a variety of processes, procedures and controls to address these risks. Different processes, procedures and controls are employed with respect to different types of risks. These processes include those that are embedded in the conduct of regular business by the board and in the responsibilities of officers of ACC and other service providers.

The board requires senior officers of ACC, including the President and CCO, to report to the full board on a variety of matters at regular and special meetings of the board and the Audit Committee, as applicable, including matters relating to risk management. The Ameriprise Risk & Control Services Department also reports regularly to the Audit Committee on ACC’s internal controls and accounting and financial reporting policies and practices. The Audit Committee also receives reports from ACC’s independent registered public accounting firm on internal control and financial reporting matters. On at least a quarterly basis, the board meets with ACC’s CCO to discuss issues related to portfolio compliance and, on at least an annual basis, receives a report from the CCO regarding the effectiveness of ACC’s compliance program. In addition, the board receives reports from the investment adviser on the investments and securities trading of ACC, as well as reports on reserve levels. The board also receives reports from ACC’s primary service providers on a periodic or regular basis, including the investment adviser as well as ACC’s custodian, distributor and transfer agent.

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Compensation of Board Members

Total compensation. The following table shows the total compensation paid to independent directors during 2013:

Independent Directors	Total Cash Compensation
Karen M Bohn	$69,000

Lorna P. Gleason	$52,000

Jean Keffeler	$59,000

Robert McReavy	$52,000

Interested Director	Total Cash Compensation
Abu M. Arif	$0.00

For service in 2013, the independent directors received an annual retainer of $34,000 for service on the board, with an additional $11,500 for service as Chair of the Audit Committee and $17,000 for service as Chair of the Board. Each independent director also receives a fee of $3,000 for attendance at each board meeting and $1,500 for attendance at each audit committee meeting. The independent directors are reimbursed for any out-of-pocket expenses relating to attendance at such meetings.

Executive Officers

Name, address, age	Position held with ACC and length of service	Principal occupations during past five years	Other directorships	Committee memberships
Abu M. Arif 7 World Trade Center Suite 3900 250 Greenwich Street New York, NY 10007 Born in 1967	Board member since 2013; President and Chief Executive Officer since August 2012	Senior Vice President AWM Business Development and General Manager Banking & Cash Solutions, since January 1, 2013; Senior Vice President & General Manager, AWM Cash and Payment Solutions Ameriprise Bank, FSB, 2007-2012; Vice President of Marketing Strategy & Retail Retirement Plans for Ameriprise Financial, Inc., 2005-2007; VP Strategic Planning & Business Development, American Express Co., 2000-2005	Ameriprise National Trust Bank, American Enterprise Investment Services Inc.	None

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Executive Officers (continued)

Name, address, age	Position held with ACC and length of service	Principal occupations during past five years	Other directorships	Committee memberships
Ross Palacios 1128 Ameriprise Financial Center Minneapolis, MN 55474 Born in 1952	Vice President and Chief Financial Officer since 2009	Senior Vice President and Lead Financial Officer Advice and Wealth Management since 2009; Vice President and Lead Financial Officer Ameriprise Bank, 2008-2009; Sarbanes-Oxley Implementation Leader, Ameriprise Financial, Inc., 2006-2008; Senior Vice President and Chief Financial Officer, American Express Travel Related Services International, Inc., 2000-2007		None
David K. Stewart 802 Ameriprise Financial Center Minneapolis, MN 55474 Born in 1953	Vice President, Controller and Chief Accounting Officer since 2004	Senior Vice President and Controller, Ameriprise Financial and Ameriprise Financial Services since 2002		None

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Executive Officers (continued)

Name, address, age	Position held with ACC and length of service	Principal occupations during past five years	Other directorships	Committee memberships
Scott R. Plummer 5228 Ameriprise Financial Center Minneapolis, MN 55474 Born in 1959	Vice President, General Counsel and Secretary since 2005	Senior Vice President and Assistant General Counsel — Global Asset Management, Ameriprise Financial since February 2014 (Previously, Senior Vice President and Lead Chief Counsel — Asset Management, 2012 —February 2014); Senior Vice President, Chief Legal Officer and Assistant Secretary, Columbia Management Investment Advisers, LLC (formerly RiverSource Investments, LLC) since June 2005; Vice President and Lead Chief Counsel — Asset Management, Ameriprise Financial, Inc., May 2010-2012 (Previously Vice President and Chief Counsel — Asset Management, 2005-April 2010); Vice President, Chief Counsel and Assistant Secretary, Columbia Management Investment Distributors, Inc. (formerly RiverSource Fund Distributors, Inc.) since 2008; Chief Counsel, RiverSource Distributors, Inc. since 2006; senior officer for Columbia Funds and affiliated Funds since December 2006		None
Greg D. Sterner 5228 Ameriprise Financial Center Minneapolis, MN 55474 Born in 1969	Chief Operating Officer since 2014	President & CEO, Ameriprise National Trust Bank since 2013; Vice President & COO, Ameriprise Bank, FSB, 2006-2013		None

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Executive Officers (continued)

Name, address, age	Position held with ACC and length of service	Principal occupations during past five years	Other directorships	Committee memberships
Thomas P. McGuire 225 Franklin Street BX 29 20661 Boston, MA 02110 Born in 1972	Chief Compliance Officer since 2010	Vice President, Asset Management Compliance, Ameriprise Financial, Inc. since 2010; Compliance Executive, Bank of America, 2005-2010		None

The officers and directors as a group beneficially own less than 1% of the common stock of Ameriprise Financial.

ACC has provisions in its bylaws relating to the indemnification of its officers and directors against liability, as permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the 1933 Act) may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933  Act and is therefore unenforceable.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The financial statements and schedules as of and for the year ended December 31, 2013 appearing in ACC’s Annual Report (Form 10-K) for the year ended December 31, 2013, have been audited by PricewaterhouseCoopers LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference.

Additional Information

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

To the extent and only to the extent that any statement in a document incorporated by reference into this prospectus is modified or superseded by a statement in this prospectus or in a later-filed document, such statement is hereby deemed so modified or superseded and not part of this prospectus. The Annual Report on Form 10-K for the year ended December 31, 2013 previously filed by ACC with the SEC under the Securities Exchange Act of 1934 is incorporated by reference into this prospectus.

ACC will furnish you without charge a copy of any or all of the documents incorporated by reference into this prospectus, including any exhibits to such documents which have been specifically incorporated by reference. We will do so upon receipt of your request. You can contact us at the address listed on the back cover of this prospectus. Also you can access this document at ameriprise.com/cash-cards-and-lending/certificates.asp.

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AVAILABLE INFORMATION

This prospectus is part of a registration statement we file with the SEC. Additional information on ACC and Ameriprise certificates is available in the registration statement and other materials we file. You can obtain copies of these materials at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. In addition to this prospectus, information incorporated by reference is available on the EDGAR Database on the SEC’s internet site at sec.gov.

AMERIPRISE CERTIFICATES — PROSPECTUS — 2014	87p

Quick telephone reference
(800) 862-7919	Ameriprise Financial Account value, cash transaction information, current rate information (automated response for Touchtone® phones only)

(800) 862-7919	Ameriprise Financial Withdrawals, transfers, inquiries

(800) 846-4852	TTY Service For the hearing impaired

Ameriprise Certificate Company 70100 Ameriprise Financial Center Minneapolis, MN 55474 Website address: ameriprise.com

Distributed by
Ameriprise Financial Services, Inc.

Investment Company Act File #811-00002	S-6000 AK (4/14)

Ameriprise Certificate Company 70100 Ameriprise Financial Center Minneapolis, MN 55474 Website address: ameriprise.com

Distributed by
Ameriprise Financial Services, Inc.

Investment Company Act File #811-00002	S-6000 AK (4/14)

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item

Number

Item 13.	Other Expenses of Issuance and Distribution.

The expenses in connection with the issuance and distribution of the securities being registered are to be borne by the registrant.

Item 14.	Indemnification of Directors and Officers.

The By-Laws of Ameriprise Certificate Company provide that it shall indemnify any person who was or is a party or is threatened to be made a party, by reason of the fact that he was or is a director, officer, employee or agent of the company, or was or is serving at the direction of the company, or any predecessor corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to any threatened, pending or completed action, suit or proceeding, wherever brought, to the fullest extent permitted by the laws of the state of Delaware, as now existing or hereafter amended.

The By-Laws further provide that indemnification questions applicable to a corporation which has been merged into the company relating to causes of action arising prior to the date of such merger shall be governed exclusively by the applicable laws of the state of incorporation and by the by-laws of such merged corporation then in effect. See also Item 17.

Item 15.	Recent Sales of Unregistered Securities.

N/A

Item 16.	Exhibits and Financial Statement Schedules.

(a)	Exhibits

1(a)	Distribution Agreement, dated Dec. 31, 2006, between ACC and Ameriprise Financial Services, Inc. filed electronically on or about Feb. 26, 2007 as Exhibit 1 to Post-Effective Amendment No. 35 to Registration Statement No. 2-95577 for Ameriprise Flexible Savings Certificate is incorporated by reference.

1(b)	Exhibit A to Distribution Agreement, effective May 15, 2012, filed electronically on or about February 27, 2013 as Exhibit 10(b) to Ameriprise Certificate Company Form 10-K filing is incorporated by reference.

2	Not Applicable.

3(a)	Amended and Restated Certificate of Incorporation of American Express

Certificate Company, dated Aug. 1, 2005, filed electronically on or about March 10, 2006 as Exhibit 3(a) to Ameriprise Certificate Company’s 2005 annual report on Form 10-K is incorporated by reference.

3(b)	By-Laws of Ameriprise Certificate Company, filed electronically on or about November 5, 2010 as Exhibit 3(b) to Ameriprise Certificate Company’s Form 10-K, are incorporated herein by reference.

4	Not Applicable.

5	An opinion and consent of counsel as to the legality of the securities being registered, filed electronically as Exhibit 5 to Post-Effective Amendment No. 24 to Registration Statement No. 2-95577 is incorporated by reference.

6 through 9         None.

10(a)	Investment Advisory and Services Agreement, dated Dec. 31, 2006, between ACC and RiverSource Investments, LLC, now known as Columbia Management Investment Advisers, LLC, filed electronically on or about Feb. 26, 2007 as Exhibit 10(a) to Post-Effective Amendment No. 35 to Registration Statement No. 2-95577 for Ameriprise Flexible Savings Certificate is incorporated by reference.

10(b)	Administration and Services Agreement, dated Oct. 1, 2005, between RiverSource Investments, LLC, now known as Columbia Management Investment Advisers, LLC, and Ameriprise Financial, Inc. filed electronically on or about March 10, 2006 as Exhibit 10(s) to Ameriprise Certificate Company’s 2005 annual report on Form 10-K is incorporated by reference.

10(c)	Depositary and Custodial Agreement, dated Dec. 31, 2006, between ACC and Ameriprise Trust Company, filed electronically on or about Feb. 26, 2007 as Exhibit 10(c) to Post-Effective Amendment No. 35 to Registration Statement No. 2-95577 for Ameriprise Flexible Savings Certificate is incorporated by reference.

10(c)(i)	Amendment, dated December 15, 2008, to the Depositary and Custodial Agreement, dated December 31, 2006, between Ameriprise Certificate Company and Ameriprise Trust Company, filed electronically on April 25, 2014 as Exhibit 10(c)(i) to Post-Effective Amendment No. 45 to Registration Statement No. 2-95577 for Ameriprise Flexible Savings Certificate is incorporated by reference.

10(d)	Transfer Agent Agreement, dated Dec. 31, 2006 between ACC and RiverSource Service Corporation, now known as Columbia Management Investment Services Corp., filed electronically on or about Feb. 26, 2007 as Exhibit 10(e) to Post-Effective Amendment No. 35 to Registration Statement No. 2-95577 for Ameriprise Flexible Savings Certificate is incorporated by reference.

10(e)	First Amendment to Transfer Agent Agreement, dated January 1, 2013, filed electronically on or about February 27, 2013 as Exhibit 10(d) to Ameriprise Certificate Company Form 10-K filing is incorporated herein by reference.

10(f)	Capital Support Agreement by and between Ameriprise Financial, Inc. and Ameriprise Certificate Company, dated as of March 2, 2009, filed electronically on or about March 2, 2009 as Exhibit 10(f) to Ameriprise Certificate Company’s Form 10-K is incorporated by reference.

10(f)(i)	First Amendment to the Capital Support Agreement by and between Ameriprise Financial, Inc. and Ameriprise Certificate Company, dated as of March 2, 2009, filed electronically on April 25, 2014 as Exhibit 10(f)(i) to Post-Effective Amendment No. 45 to Registration Statement No. 2-95577 for Ameriprise Flexible Savings Certificate is incorporated by reference.

11 through 13         None

14(a)	Code of Ethics under Rule 17j-1 for Ameriprise Certificate Company effective August 21, 2013, filed electronically on or about November 4, 2013 as Exhibit 14(a) to Ameriprise Certificate Company’s Form 10-K, is incorporated herein by reference.

14(b)	Code of Ethics adopted under Rule 17j-1 for Ameriprise Certificate Company’s investment adviser, dated July 1, 2013, filed electronically on or about July 31, 2013 as Exhibit (14)(b) to Ameriprise Certificate Company’s Form 10-Q, is incorporated herein by reference.

14(c)	Code of Ethics under Rule 17j-1 for Ameriprise Certificate Company’s underwriter, dated February 2013, filed electronically on or about July 31, 2013 as Exhibit (14)(c) to Ameriprise Certificate Company’s Form 10-Q, is incorporated herein by reference.

15 through 22         None

23	Consent of Independent Registered Public Accounting Firm (PricewaterhouseCoopers LLP) is filed electronically herewith as Exhibit 23 to Registrant’s Post-Effective Amendment No. 40 to Registration Statement No. 2-68296.

24	Directors’ Power of Attorney, dated February 26, 2014, is filed electronically herewith as Exhibit 24 to Registrant’s Post-Effective Amendment No. 40 to Registration Statement No. 2-68296.

25 through 27         None.

(b)	The financial schedules for Ameriprise Certificate Company filed electronically on February 28, 2014 with Ameriprise Certificate Company’s 2013 annual report filed on Form 10-K are incorporated by reference.

Item 17.	Undertakings.

Without limiting or restricting any liability on the part of the other, Ameriprise Financial Services, Inc., as underwriter, will assume any actionable civil liability which may arise under the Federal Securities Act of 1933, the Federal Securities Exchange Act of 1934 or the Federal Investment Company Act of 1940, in addition to any such liability arising at law or in equity, out of any untrue statement of a material fact made by its agents in the due course of their business in selling or offering for sale, or soliciting applications for, securities issued by the Company or any omission on the part of its agents to state a material fact necessary in order to make the statements so made, in the light of the circumstances in which they were made, not misleading (no such untrue statements or omissions, however, being admitted or contemplated), but such liability shall be subject to the conditions and limitations described in said Acts. Ameriprise Financial Services, Inc. will also assume any liability of the Company for any amount or amounts which the Company legally may be compelled to pay to any purchaser under said Acts because of any untrue statements of a material fact, or any omission to state a material fact, on the part of the agents of Ameriprise Financial Services, Inc. to the extent of any actual loss to, or expense of, the Company in connection therewith. The By-Laws of the Registrant contain a provision relating to Indemnification of Officers and Directors as permitted by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on April 25, 2014.

AMERIPRISE CERTIFICATE COMPANY

By:	/s/ Abu M. Arif
Abu M. Arif
President

Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed below by the following persons in the capacities indicated on April 25, 2014.

Signature	Capacity

/s/ Abu M. Arif	President and Director
Abu M. Arif	(Principal Executive Officer)

/s/ Ross Palacios	Vice President and Chief Financial Officer
Ross Palacios	(Principal Financial Officer)

/s/ David K. Stewart	Vice President, Controller and
David K. Stewart	Chief Accounting Officer
(Principal Accounting Officer)

/s/ Karen M. Bohn*	Director
Karen M. Bohn

/s/ Jean B. Keffeler*	Director
Jean B. Keffeler

/s/ Lorna P. Gleason*	Director
Lorna P. Gleason

/s/ Robert McReavy*	Director
Robert McReavy

*	Signed pursuant to Directors’ Power of Attorney, dated February 26, 2014, filed electronically herewith as Exhibit 24, by:

By:	/s/ Scott R. Plummer
Scott R. Plummer

EXHIBIT INDEX

23	Consent of Independent Registered Public Accounting Firm (PricewaterhouseCoopers LLP).

24	Directors’ Power of Attorney, dated February 26, 2014.